UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDCLEAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	4953	21-0661726
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3 Trowbridge Drive
Bethel, Connecticut 06801
(203) 798-1080
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joseph M. Lucosky, Esq.
Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, New Jersey 08830
(732) 395-4400

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price		Amount of Registration fee

Common Stock, $0.0001 par value per share, issuable pursuant to the Equity Credit Agreement	400,000,000	$0.004	(2)	$1,600,000	(3)	$185.76

(1)
We are registering 400,000,000 shares of our common stock (the “Put Shares”) that we will put to Southridge Partners II, LP, (“Southridge”) pursuant to an amended and restated equity credit agreement (the “Equity Credit Agreement”) between the selling security holder and the registrant effective on August 5, 2010. In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Equity Credit Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the closing bid price of common stock of the registrant as reported on the Over-the-Counter Bulletin Board (the “OTCBB”) on May 6, 2010.

(3)
This amount represents the maximum aggregate value of common stock which may be put to Southridge by the registrant pursuant to the terms and conditions of the Equity Credit Agreement between Southridge and the registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MAY 11, 2011

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

MEDCLEAN TECHNOLOGIES, INC.

400,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 400,000,000 shares of our common stock, par value $0.0001 per share by the selling security holders (the “Selling Security Holders”), which are Put Shares that we will put to Southridge pursuant to the Equity Credit Agreement.

The Equity Credit Agreement with Southridge provides that Southridge is committed to purchase up to $15,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Credit Agreement.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Credit Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate thirty-six (36) months after the registration statement to which this prospectus is made a part is declared effective by the SEC. Southridge will pay us 95% of the average of the lowest closing bid price of our common stock reported by Bloomberg, LP in any two trading days, consecutive or inconsecutive, of the five consecutive trading day period commencing the date a put notice is delivered.

We will not receive any proceeds from the sale of these shares of common stock offered by the Selling Security Holders.  However, we will receive proceeds from the sale of our Put Shares under the Equity Credit Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

Our common stock is quoted on the OTC Bulletin Board under the symbol “MCLN.OB.” The shares of our common stock registered hereunder are being offered for sale by the Selling Security Holders at prices established on the OTC Bulletin Board during the term of this offering. On May 6, 2011, the closing bid price of our common stock was $0.004 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 10.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. This prospectus contains important information about us that you should read and consider carefully before you decide whether to invest in our common stock. If you have any questions regarding the information in this prospectus, please contact David Laky, our President and Chief Executive Officer, at: MedClean Technologies, Inc., 3 Trowbridge Drive, Bethel, Connecticut 06801 or by phone at (203) 798-1080.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that a person should consider before investing in the Company’s securities. A potential investor should carefully read the entire Prospectus, including “Risk Factors” and the Consolidated Financial Statements, before making an investment decision.

In this prospectus, “MCLN,” the “Company,” “we,” “us” and “our” refers to MedClean Technologies, Inc. “Aduromed” refers to the Company’s former wholly-owned subsidiary which was merged with and into the Company effective January 2, 2009.

The Company

Background

MedClean Technologies, Inc. (“MCLN,” “MedClean” or the “Company”) is in the business of providing medical waste treatment solutions.  MedClean designs, sells, and installs turnkey regulated medical waste solutions that are flexible enough to be installed as a custom configuration at a customer location, delivered as a self-contained portable solution for specific applications, and can also scale in size to support the needs of independent waste processing facilities serving a wide variety of customer’s needs.  MedClean also provides services, through its extensive distributor and transport partner program that enables the Company the flexibility to service most, if not all, regulated medical waste streams as well as support HIPAA document destruction.

The principal business offices of MedClean are located at 3 Trowbridge Drive, Bethel, Connecticut 06801, and their telephone number at that address is (203) 798-1080. On November 1, 2008, the Company began leasing the remaining 11,834 sq ft of space at its existing facility in Bethel, CT., in order to provide additional space for assembling the MedClean systems (See “Description of Properties” below).

Recent Developments

On March 31, 2011, Mr. Scott Grisanti resigned as Chairman of the Company’s board of directors.  Mr. Grisanti will continue to serve as a director of the Company.  Further, on March 31, 2011, Mr. Jay Bendis was appointed as Chairman of the Company’s board of directors.  A description of the relevant work experience of Messrs. Grisanti and Bendis can be found under “Item 10.  Directors, Executive Officers, and Corporate Governance” and such descriptions are incorporated herein by reference.

On April 1, 2011, Mr. Ronald LaMorte retired from his position on the board of directors. His retirement was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

History

Effective January 2, 2009, the Company changed its corporate name from Aduromed Industries, Inc. to MedClean Technologies, Inc. Also, effective January 2, 2009, the Company merged its former wholly-owned subsidiary, Aduromed Corporation (“Aduromed”), with and into the Company.

On July 10, 2008, Aduromed entered into a Master Restructuring Agreement (“MRA”) with Pequot Capital Management, Inc. (“Pequot”), on behalf of various funds managed by Pequot (the “Pequot Funds”), Sherleigh Associates Inc. Defined Benefit Pension Plan (“Sherleigh”), holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008 (the “Bridge Loan Holders”), and Mr. Joseph Esposito, corporate and business development advisor to the Company (“Esposito”) regarding their respective investments in the Company (the “MRA”).

Existing investments in the Company were restructured pursuant to the terms of the MRA and certain other changes were implemented and all transactions were deemed to occur contemporaneously as of August 4, 2008 (the “Effective Time”). The major terms of the MRA are as follows:

•
Sherleigh (i) exchanged its shares of Series A and Series B Preferred Stock into 20,000,081 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), (ii) exchanged accumulated dividends payable on its Series A and Series B Preferred Stock as of June 30, 2008 in the amount of $383,576 into 15,343,040 shares of Common Stock and received additional common stock purchase warrants for 15,343,040 shares of Common Stock at an exercise price of $0.025 per share, and (iii) exchanged liquidated damages in the amount of $215,000 payable to Sherleigh by the Company into 8,600,000 shares of Common Stock and received additional common stock purchase warrants for 8,600,000 shares of Common Stock at an exercise price of $0.025 per share.

•
The Pequot Funds surrendered their shares of Series A and Series B Preferred Stock to the Company, which shares were cancelled, and the Pequot Funds forfeited their right to receive accumulated dividends payable on their Preferred Stock as of June 30, 2008 in the amount of $690,436 and liquidated damages in the amount of $387,000 payable to the Pequot Funds by the Company.

•
The Series A and B Preferred warrants were amended such that they collectively represent the right to purchase 55,999,998 shares of Common Stock at an exercise price of $0.025 per share, of which Pequot Funds hold warrants for the purchase of 36,000,001 shares of Common Stock and Sherleigh holds warrants for the purchase of 19,999,997 shares of Common Stock.  Further, the weighted average anti-dilution rights were terminated.

Aduromed was formed in 1997, as a Connecticut limited liability company by Mr. Damien R. Tanaka and two investors/members under the name “Automated Process LLC.”  In September, 2002, (i) the two investors/members withdrew as members, (ii) Aduromed was reorganized as a Delaware corporation, changing its name to “Aduromed Corporation” and (iii) several third parties invested funds in Aduromed to become minority shareholders, warrant holders and creditors.

MCLN’s Business

The principal product of MedClean is providing medical waste treatment solutions.  The Company designs, sells, and installs turnkey regulated medical waste solutions that are flexible enough to be installed as a custom configuration at a customer location, delivered as a self-contained portable solution for specific applications, and can also scale in size to support the needs of independent waste processing facilities serving a wide variety of customer’s needs.  The Company also provides services, through its extensive distributor and transport partner program that enables the Company the flexibility to service most, if not all, regulated medical waste streams as well as support HIPAA document destruction.

All MedClean products and services are focused on the conversion of Regulated Medical Waste (RMW) into municipal solid waste (MSW). The disposal of both RMW and MSW is generally regulated on the state and local levels. RMW is solid non-hazardous waste generated in connection with the diagnosis, treatment or immunization of human beings or animals, in research pertaining thereto, or in the production of testing of biologicals, and includes bandages and other materials containing potentially infectious bodily fluids, culture dishes and other glassware, discarded surgical gloves and surgical instruments, “sharps” (e.g. needles), cultures, stocks, swabs and lancets.

The MedClean System is comprised of integrated equipment installed at a generator’s medical facility or a processor’s treatment facility and is comprised of (i) an autoclave vessel to sterilize the material, (ii) a shredding device to convert the material into unrecognizable confetti-like material, (iii) its Auto-Touch® proprietary control panel, (iv) and related services as required. Ancillary equipment includes Quiet Carts® with disposable plastic liners used for intramural collection of the RMW at points of generation within the medical facility, the containerization of the waste during the autoclave sterilization process and the mechanical dumping of the waste into the shredding device. The System is automated to minimize personnel contact with the material and to assure regulatory compliance in the conversion process (See “Business of the Company - Products” below).

MedClean’s consumable supplies, sold periodically to customers, include the liners for the Quiet Carts®, cutting blades for the shredder and supplies such as deodorizers and paper print rolls for use with the autoclaves and control panels. (See “Business of the Company - Products” below).

The Offering

Common stock offered by selling security holders	400,000,000 shares of common stock.

Common stock outstanding before the offering	1,300,631,369 shares of common stock as of May 2, 2011.

Common stock outstanding after the offering	1,700,631,369 shares of common stock.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	This offering will terminate thirty six (36) months after the registration statement to which this prospectus is made a part is declared effective by the SEC pursuant to the Equity Credit Agreement.

Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders. However, we will receive proceeds from sale of our common stock under the Equity Credit Agreement. The proceeds from the offering will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

OTC Bulletin Board Symbol	MCLN

This offering relates to the resale of up to 400,000,000 shares of our common stock, par value $0.0001 per share, by the Selling Security Holders, which are the Put Shares that we will put to Southridge pursuant to the Equity Credit Agreement. Assuming the resale of all of the shares being registered in this Registration Statement, such shares would constitute approximately 23.5% of the Company’s outstanding common stock.

On August 5, 2010, the Company and Southridge entered into the Equity Credit Agreement pursuant to which, we have the opportunity, for a three-year period, commencing on the date on which the SEC first declares effective this registration statement, to which this prospectus is made a part registering the resale of our common shares by Southridge, to resell shares of our common stock purchased under the Equity Credit Agreement. For each share of our common stock purchased under the Equity Credit Agreement, Southridge will pay ninety-five percent (95%) of the average of two lowest closing bid price (the “Bid Price”) of any two applicable trading days, consecutive or inconsecutive, during the five (5) trading day period (the “Valuation Period”) commencing the date a put notice (the “Put Notice”) is delivered to Southridge (the “Put Date”) in a manner provided by the Equity Credit Agreement.  Subject to the limitations and floor price reductions outlined below, the Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

The Company must specify a floor price in each Put Notice, which shall not be less than sixty percent (60%) of the average of the closing bid prices for the three (3) trading days ending immediately prior to Put Date (the “Floor Price”). In the event that, during a Valuation Period for any Put Notice, the Closing Bid Price on any Trading Day falls below the Floor Price specified in such Put Notice, then for each such Trading Day the Company shall be under no obligation to sell and the Investor shall be under no obligation to purchase one fifth (1/5th) of the Investment Amount specified in the Put Notice, and the Investment Amount shall accordingly be deemed reduced by such amount. In the event that during a Valuation Period the Closing Bid Price falls below the Floor Price for any three (3) Trading Days - not necessarily consecutive – then the balance of each party’s rights and obligations to purchase and sell the Investment Amount under such Put Notice shall terminate on such third Trading Day (“Put Termination Day”), and the Investment Amount shall be adjusted to include only one-fifth (1/5 th ) of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Put Termination Day that the Closing Bid Price equals or exceeds the Floor Price.

Furthermore, subject to the terms and conditions of the Equity Credit Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in writing of the existence of a potential material event based upon the good faith determination of our board of directors (the “Blackout Notice”), and Southridge shall not offer or sell any of our securities acquired under the Equity Credit Agreement from the time the Blackout Notice was provided to Southridge until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event. If we deliver a Blackout Notice within fifteen trading days commencing the sixth day following a Put Date (the “Closing Date”), and the Bid Price immediately preceding the applicable Blackout Period (the “Old Bid Price”) is greater than the Bid price on the first trading day immediately following  such Blackout Period (the “New Bid Price”), then we are obligated to issue to the Investor a number of additional common shares (the “Blackout Shares”) equal to the difference between (i) the product of (X) the shares that were issued to the Investor on the most recent Closing Date and held by the Investor immediately prior to the Blackout Period (the “Remaining Put Shares”), multiplied by (Y) the Old Bid Price, and divided by (Z) the New Bid Price, and (ii) the Remaining Put Shares.

In connection with the Equity Credit Agreement, we paid Southridge (i) a due diligence fee of $5,000 and (ii) 3,000,000 shares of the Company’s restricted common stock as additional consideration.

We are relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the ‘Securities Act”) and/or Rule 506 of Regulation D promulgated thereunder. The transaction does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

At the assumed offering price of $0.004 per share, we will be able to receive up to $1,600,000 in gross proceeds, assuming the sale of the entire 400,000,000 shares being registered hereunder pursuant to the Equity Credit Agreement. To date, we have sold $740,000 worth of the Company’s common stock under the Equity Credit Agreement.  We would be required to register 3,165,000,000additional shares to obtain the balance of $15,000,000 under the Equity Credit Agreement at the assumed offering price of $0.004.  Neither the Equity Credit Agreement nor any rights or obligations of the parties under the Equity Credit Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Credit Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Equity Credit Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

SUMMARY FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Operations

For the Years Ended December 31,
	2010	2009
Total Revenue	$896,993	$2,547,006
Loss from operations	$(4,316,897)	$(5,355,688)
Net loss	$(4,576,647)	$(5,368,515)
Net loss per common share (basic and diluted)	$(0.01)	$(0.01)
Weighted average common shares outstanding	737,012,866	569,491,872

For the Three Months Ended March 31,
	2011	2010
Total Revenue	$593,624	$268,867
Loss from operations	$(653,978)	$(1,582,413)
Net loss	$(1,126,496)	$(1,585,104)
Net loss per common share (basic and diluted)	$(0.00)	$(0.00)
Weighted average common shares outstanding	$1,129,306,013	$683,811,787

Statement of Financial Position

For the Years Ended December 31,
	2010	2009
Cash and cash equivalents	$182,046	$534,425
Total assets	$1,384,209	$1,780,110
Working Capital	$(1,107,848)	$(889,260)
Long term debt	$38,250	$—
Stockholders’ equity ( deficit )	$(526,107)	$16,140

For the Three Months Ended March 31,
	2011	2010
Cash and cash equivalents	$836,480	$464,872
Total assets	$1,844,808	$1,534,501
Working Capital	$(894,281)	$(1,027,845)
Long term debt	$8,386	$-
Stockholders’ equity ( deficit )	$(295,325)	$(336,562)

RISK FACTORS

The shares of our Common Stock being offered for resale by the selling holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested therein. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related To Our Business

WE HAVE A HISTORY OF LOSSES.

To date, we have been unable to generate revenue sufficient to be profitable. The Company had a net loss of $(1,126,496), or $(0.00) per share, for the quarter ended March 31, 2011, compared to a net loss of $(1,585,104), or $(0.00) per share, for the quarter ended March 31, 2010.  The Company might not achieve the level of revenues needed to be profitable in the future or, if profitability is achieved, might not sustain such profitability.

THE COMPANY LACKS AN OPERATING HISTORY MAKING EVALUATION OF ITS BUSINESS DIFFICULT.

While the Company’s revenues during the past eight years have been exclusively derived from sales and servicing of its MedClean Systems, its business is at an early stage of commercialization, and there is no meaningful historical financial or other information available upon which to base an evaluation of the Company’s ability to increase its revenues in accordance with its projections or to compete effectively with those persons with similar or alternate systems.

THE COMPANY IS DEPENDENT ON THIRD PARTY COMPONENT SUPPLIERS.

The Company is dependent on third party suppliers for the supply of components of its MedClean units. Although the Company believes that the required components are available and can be provided by other suppliers, delays may be incurred in establishing relationships or in waiting for quality control assurance with other manufacturers for substitute components.

THE COMPANY MAY NOT BE ABLE TO EFFECTIVELY PROTECT ITS PROPRIETARY TECHNOLOGY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS BUSINESS AND MAKE IT EASIER FOR ITS COMPETITORS TO DUPLICATE ITS PRODUCTS.

The Company regards certain aspects of its products, processes, services and technology as proprietary. The Company has registered four of its trademarks with the United States Patent and Trademark Office: Aduromed®, MedClean®, AutoTouch® and QuietCart®. On November 24, 2008, the Company filed a patent application, entitled “Containerized Medical Waste Treatment System and Related Method,” which focuses on the design and configuration of the Company’s new standard, containerized MedClean Systems. The Company also intends to file a patent application with respect to its smaller “appliance” system at some point in the future. Other than these patent filings, the Company does not have nor does it intend to apply for patent protection with respect to the processes and technology encompassed by its present Systems. The Company requires all of its employees to sign Confidentiality and Non-Disclosure Agreements that prohibit the dissemination or use of the Company’s know-how and technology other than in the legitimate performance of the employee’s duties. Our ability to compete successfully will depend in part on our ability to protect our proprietary rights and to operate without infringing on the proprietary rights of others, both in the United States and abroad. The Company may apply in the future for patent protection for uses, processes, products and systems that it develops. Any future patent for which the Company applies may not be issued; any existing contractual non-disclosures obligations may be challenged, invalidated or circumvented; third parties might infringe or misappropriate our proprietary rights; and third parties might independently develop similar products, services and technology. The Company may incur substantial costs in asserting or defending any breach of contract or infringement suits or in asserting any license rights, including those granted by third parties, the expenditure of which the Company might not be able to afford. An adverse determination could subject the Company to significant liabilities to third parties, require it to seek licenses from or pay royalties to third parties or require it to develop appropriate alternative technology. Such licenses might not be available on acceptable terms or at all, and the Company might not develop alternate technology at an acceptable price or at all. Any of these events could have a material adverse effect on the Company’s business and profitability.

The Company may have to resort to litigation to enforce its intellectual property rights, protect its trade secrets, determine the validity and scope of the proprietary rights of others, or defend itself from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if the Company wins. This could adversely affect its business, financial condition and operating results such that it could cause the Company to reduce or cease operations.

THE COMPANY’S EXISTING PRODUCTS MAY NOT BE ABLE IN THE FUTURE TO MEET CHANGES IN ENVIRONMENTAL LAWS AND REGULATIONS REGARDING REGULATED MEDICAL WASTE.

The future of our business will depend on our ability to respond to any future changes in the federal, state and local regulatory environment. Since the Company does not itself generate medical waste and is not itself in control of, nor does it handle, the medical waste but sells its equipment to meet its contractual obligations to its customers, it is not itself currently subject to regulations with respect to the disposal of RMW; however, any change in this regulatory regime in the future could have a material adverse effect on the Company’s operations.

THE NATURE OF OUR BUSINESS EXPOSES US TO PROFESSIONAL AND PRODUCT LIABILITY CLAIMS, WHICH COULD MATERIALLY ADVERSELY IMPACT OUR BUSINESS AND PROFITABILITY.

The malfunction or misuse of our MedClean Systems may result in damage or injury to property or persons, as well as violation of various health and safety regulations, thereby subjecting us to possible liability. The Company carries insurance coverage in amounts and deductibles that are believed to be prudent in this business, and the Company has not experienced any claims made or lawsuits with regard to any such damage or violations, such insurance might not be sufficient to cover potential liability. Further, in the event of either adverse claim experience or insurance industry trends, the Company could experience difficulty in obtaining product liability insurance or may be forced to pay excessive premiums, resulting in a change to present coverage.

OTHER PARTIES MAY ASSERT THAT OUR TECHNOLOGY INFRINGES ON THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD DIVERT MANAGEMENT TIME AND RESOURCES AND POSSIBLY FORCE US TO REDESIGN OUR PRODUCTS.

Developing products based upon new technologies can result in litigation based on allegations of patent and other intellectual property infringement. While no infringement claims have been made or threatened against the Company, third parties might assert infringement claims in the future, and such assertions by such parties might result in litigation in which they might prevail. In addition, the Company might not be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. An infringement claim or other litigation against the Company could have a material adverse effect, and could cause the Company to reduce or cease operations.

THE LOSS OF CERTAIN MEMBERS OF OUR MANAGEMENT TEAM COULD ADVERSELY AFFECT OUR BUSINESS.

The Company’s success is highly dependent on the continued efforts of the members of the executive management team. If our executive management team should retire or leave the Company may not be successful in attracting and/or retaining key personnel in the future. Failure to do so could adversely affect the business and financial condition of the Company. Employment agreements with management personnel are in place but the Company does not carry any “key-man” insurance on the lives of our officers or employees.

Risks Related to the Offering

THERE IS ONLY A VOLATILE LIMITED MARKET FOR OUR COMMON STOCK.

Recent history relating to the market prices of public companies indicates that, from time to time, there may be periods of extreme volatility in the market price of the Company’s securities due to factors unrelated to the operating performance of the Company, or announcements concerning the condition of the Company, especially for stock traded on the OTC Bulletin Board.  In the last 52 week period, the Common Stock traded on the OTC Bulletin Board from a high closing price of $.018 to a low of $.002 per share. See “Market for Common Equity, Related Stockholder Matter and Issuer Purchases of Equity Securities.” General market price declines, market volatility, especially for low priced securities, or factors related to the general economy or specifically to the Company in the future could adversely affect the price of the common stock. With the low price of the Common Stock, securities placement by MedClean could be very dilutive to existing stockholders, thereby limiting the nature of future equity placements.

WE HAVE NEVER PAID DIVIDENDS AND WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FUTURE.

We do not believe that we will pay any cash dividends on our Common Stock in the future. We have never declared any cash dividends on our common stock, and if we were to become profitable, it would be expected that all of such earnings would be retained to support our business. Since we have no plan to pay cash dividends, an investor would only realize income from his investment in our shares if there is a rise in the market price of our Common Stock, which is uncertain and unpredictable.

WE ARE SUBJECT TO PENNY STOCK REGULATIONS AND RESTRICTIONS.

The U.S. Securities and Exchange Commission (the “Commission”) has adopted regulations that generally define Penny Stocks to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of March 10, 2011, the closing price for our Common Stock was $.0041 per share and therefore, it is designated a “Penny Stock.” As a Penny Stock, our Common Stock may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is required to be made regarding sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be provided disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Our Common Stock might not qualify for exemption from the penny stock restrictions. In any event, even if our Common Stock were exempt from the Penny Stock restrictions, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

AS AN ISSUER OF “PENNY STOCK,” THE PROTECTION PROVIDED BY THE FEDERAL SECURITIES LAWS RELATING TO FORWARD LOOKING STATEMENTS DOES NOT APPLY TO US.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

ADDITIONAL SHARES OF OUR AUTHORIZED CAPITAL STOCK WHICH ARE ISSUED IN THE FUTURE WILL DECREASE EQUITY OWNERSHIP PERCENTAGES OF EXISTING SHAREHOLDERS, COULD ALSO BE DILUTIVE TO EXISTING SHAREHOLDERS, AND COULD DELAY OR PREVENT A CHANGE OF CONTROL OF OUR COMPANY.

We are authorized to issue up to 3,500,000,000 shares of Common Stock, and our board of directors has the sole authority to issue unissued authorized stock without further shareholder approval. To the extent that additional common shares are issued in the future, they will decrease existing shareholders’ percentage equity ownership and, depending upon the prices at which they are issued, could be dilutive to existing shareholders.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY CREDIT AGREEMENT.

Effective August 5, 2010, we entered into a $15,000,000 Equity Credit Agreement with Southridge Partners II, LP (“Southridge”). Pursuant to the Equity Credit Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Southridge at a price equal to 95% of the average of the lowest closing bid price of our common stock of any two trading days, consecutive or inconsecutive, during the five (5) trading day period immediately following the date our put notice is delivered.  Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

CERTAIN PROVISIONS OF OUR CHARTER COULD DISCOURAGE POTENTIAL ACQUISITION PROPOSALS OR CHANGE IN CONTROL.

Our board of directors, without further stockholder approval, may issue preferred stock that would contain provisions that could have the effect of delaying or preventing a change in control or which may prevent or frustrate any attempt by stockholders to replace or remove the current management. The issuance of additional shares of preferred stock could also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

WE ARE REGISTERING AN AGGREGATE OF 400,000,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY CREDIT AGREEMENT. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 400,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Credit Agreement. The 400,000,000 shares of our common stock will represent approximately 23.5% of our shares outstanding immediately after our exercise of the put right. The sale of these shares into the public market by Southridge could depress the market price of our common stock.

SOUTHRIDGE WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Southridge pursuant to the Equity Credit Agreement will be purchased at a 5% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Credit Agreement. Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Southridge sells the shares, the price of our common stock could decrease. If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY CREDIT AGREEMENT.

Effective August 5, 2010, we entered into a $15,000,000 Equity Credit Agreement with Southridge. Pursuant to the Equity Credit Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Southridge at a price equal to 95% of the average of the lowest closing bid price of our common stock of any two trading days, consecutive or inconsecutive, during the five (5) trading day period immediately following the date our put notice is delivered.  Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulations to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

USE OF PROCEEDS

The Selling Security Holders are selling all of the shares of our common stock covered by this prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of the common stock. However, we will receive proceeds from any sale of the common stock under the Equity Credit Agreement to Southridge. We intend to use the net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTC Bulletin Board under the symbol “MCLN.OB.” The proposed offering price of the Put Shares is $0.004, which is the closing bid price of our common stock on May 6, 2011, as reported by the OTC Bulletin Board. The selling security holder may sell shares in any manner at the current market price.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. The declaration of dividends will be at the discretion of the board of directors and will depend upon MCLN’s earnings, financial position, general economic conditions and other pertinent factors.

MARKET FOR OUR COMMON STOCK

The Company’s Common Stock is listed on the OTC Bulletin Board market and trades under the symbol MCLN.OB.

The following table sets forth the range of the high and low bid quotations of the Common Stock for the past five years in the over-the-counter market, as reported by the OTC Bulletin Board and in the Pink Sheets. The quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Calendar Quarter Ended:

	High	Low
2011
March 31, 2011	$0.007	0.002

2010
March 31	$0.0295	0.0181
June 30	0.0200	0.0091
September 30	0.0166	0.0072
December 31	0.0080	0.0031

2009
March 31	$0.026	$0.002
June 30	0.009	0.002
September 30	0.002	0.001
December 31	0.044	0.001

As of May 6, 2011, the Company had approximately 1,380 stockholders of record.  This figure does not include those shareholders whose certificates are held in the name of brokers-dealers, “street name” or other nominees.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward Looking Statements

The Company is including the following cautionary statement in this Registration Statement for any forward-looking statements made by, or on behalf of, the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectation, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements: technological advances by our competitors, changes in health care reform, including reimbursement programs, changes to regulatory requirements relating to environmental approvals for the treatment of infectious medical waste, capital needs to fund any delays or extensions of development programs, delays in the manufacture of new and existing products by us or third party contractors, market acceptance of our products, the loss of any key employees, delays in obtaining federal, state or local regulatory clearance for new installations and operations, changes in governmental regulations, availability of capital on terms satisfactory to us. We are also subject to numerous Risk Factors relating to manufacturing, regulatory, financial resources and personnel as described in our Annual Report on Form 10-K. We disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Results of Operations

Three Months Ended March 31, 2011 Compared to Three Months Ended March 31, 2010

Net Revenue

Total revenue for the quarter ended March 31, 2011, was $593,624, compared with $268,867 for the same period in 2010, an increase of $324,757 or 120.8%.

System revenues during the quarter ended March 31, 2011, was $450,000, compared to $-0- in 2010.  The increase in system revenue was the result of the completion of the Company’s first containerized system.  Revenues derived from the sale of consumables, component parts, service billings and amortization of maintenance contracts decreased by $125,243 or 46.6% in the current quarter to $143,624.  The decrease in service billings was a result of fewer service calls required due to equipment failure.  Service billings will continue to fluctuate period to period based upon equipment failure, whether through operator error or wear and tear, and pre-scheduled service activities such as equipment relocation.  Service revenue attributable to contract revenues is recognized at the time of performance and not at the time of contract execution.

Gross Profit

Total gross profit for the three months ended March 31, 2011, was $287,708 (48.5% of total revenue), compared with a gross profit of $103,414 (38.5% of total revenue) for the same period in 2010. The increase in gross margin is a result of the Company converting backlog into revenue in an efficient matter.

Gross profit on system revenue during the three months ended March 31, 2011, was $219,066 compared to $0 for the same period in 2010.  Gross profit on the sale of consumables, component parts, service billings and amortization of maintenance contrast during the three months ended March 31, 2011, was $68,642 compared to $103,414 for the same period in 2010.

By continuing to carefully managing the business and working with our vendors, we have been able to ensure that we are invoicing for all services performed and getting the best pricing on parts.  Therefore, the Company has been able to increase our total gross profit as compared to the prior year.

The components of costs of revenues for products include direct materials, depreciation, shipping and rigging costs and contract labor primarily used to install, repair and maintain our equipment.

Operating Expenses

Total operating expenses for the three months ended March 31, 2011, was $941,686, compared with $1,685,827 for the same period in 2010, a decrease of $744,141.  In the three months ended March 31, 2011, we recognized non-cash equity based compensation to service providers and employees of $352,733, as compared to $1,139,290 recorded as equity based compensation for the same period in  2010.

Interest and Other Income

Interest and other income for the three months ended March 31, 2011, was $88, compared to $234 for the same period in 2010.

Interest expense

Interest expense and amortization for the three months ended March 31, 2011, was $472,606, compared with $2,925 for the same period in 2010.  During the three months ended March 31, 2011, we recognized non-cash amortization expense, of convertible note debt discount, amounting to $469,681, compared to $-0- for the same period in 2010.

Net Income (loss)

Net loss for the three month period ended March 31, 2011, was $1,126,496, compared to a loss of $1,585,104 for the same period in 2010.

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Net Revenue

Total revenue for 2010 was $896,993 compared with $2,547,006 for 2009. Of the revenue decrease of $(1,650,013) or 65%, $(1,245,411) was attributable to decrease of revenues derived from sales of our MedClean system, and $(404,602) was attributable to the decrease of the sale of consumables, component parts and service contracts.

Revenues from our MedClean systems for 2010 were $0 compared to $1,245,411 in 2009, a decrease of (1,245,411). The Company entered into new purchase orders for MedClean systems, the aggregate sales price totaling $1,412,336 in 2010 versus purchase orders totaling $1,213,069 in 2009, an increase of $199,267 or 16.4%. However, due to the way the Company recognizes revenue and the timing of the orders, revenue from these orders are expected to be accounted for in 2011.

Revenues derived from the sale of consumables, component parts and service contracts decreased to $896,993 compared to $1,301,595 in the prior year. The revenue was attributable to orders for goods and services from a consistent install base of hospitals that have previously purchased our MedClean system.  Service revenues declined due to a lack of corrective maintenance services work.

Historically, orders for the MedClean System are contracted by purchase order and are billed in two increments. Typically, clients are invoiced on contract signing and delivery of components and completion of installation.

Revenues derived from the sale of units may continue to fluctuate dramatically from period to period due to several factors including; the length of the sales cycle with any given customer, current and future market conditions with regard to financing programs available to customers, and our ability to focus and execute new acquisition options.  The Company expects to add rental and per pound usage acquisition options to our currently available one-time purchase and leasing programs.  These new programs will be focused on generating recurring revenue in an effort to add predictability to our future revenue generation.

Gross Profit

The gross profit for 2010 was $470,295 (52.4% of total revenue) compared with a gross profit in 2009 of $1,281,442 (50.3% of total revenue).  Our gross profit margins increased from 50.3% to 52.4%, or a 4.2% increase.  By continuing to carefully managing the business and working with our vendors, we have been able to ensure that we are invoicing for all services performed and getting the best pricing on parts. Therefore, the Company has been able to increase our total gross profit as compared to the prior year.

The components of costs of revenues for products include direct materials, depreciation, shipping and rigging costs and contract labor primarily used to install, repair and maintain our equipment.

Operating Expenses

Total operating expenses for 2010 was $4,787,192 compared with $6,637,130 for 2009, a decrease of $1,849,938 or 28%.

In 2010, we incurred a $2,060,911 non-cash charge to operations for the fair value of vesting options and warrants as compared to $3,264,128 in 2009 and $227,600 in 2010 for stock based compensation as compared to $619,389 in 2009; a net decrease of $1,595,006 with other operating costs decreasing by $254,931.

Interest (Income) Expense

Interest and other income for 2010 was $350 compared with $1,047 of interest and other income in 2009 on reduced cash balances available for investment.  The Company invests its excess cash in a money market account.

Interest expense and amortization for 2010 was $260,100 compared with $13,024 in 2009. The increase in interest expense was a result of the Company amortizing the debt discount on the Convertible Notes.

Net loss

Net loss for 2010 was $(4,576,647) compared to a net loss in 2009 of $(5,368,515).

During 2010, the Company continued to take measures to reduce non-essential operating expenses through outsourcing certain business functions and careful management of daily operating activities.  The net effect of the expense reduction programs and business restructuring resulted in a 9.3% reduction of other operating costs as compared to 2009.

Liquidity and Capital Resources

The Company’s cash on hand and working capital as of March 31, 2011, and December 31, 2010, are as follows:

	March 31,	December 31,
	2011	2010

Cash on hand	$836,480	$182,046

Working capital (deficit)	$(894,281)	$(1,107,848)

The Company purchased $9,695 in new fixed assets during the three months ended March 31, 2011.  Under current conditions, the Company anticipates purchasing approximately $5,000 in additional fixed assets in 2011.  Net cash provided by operating activities totaled $159,129 for the three months ended March 31, 2011.

Our accounts receivable balance may have dramatic swings from one period to another depending upon the timing and the amount of milestone billings included in the balance at the end of any accounting period.  There are three milestone billings representing a percentage of the contract value for each installment and our payment terms are “upon receipt.”  Receivable balances are typically paid within 15 days of the invoice date.  Billings for maintenance contracts and consumables are due within 45 days and are more numerous but much smaller in value than milestone billings.  We review our outstanding receivable balances on a regular basis to ensure that the allowance for bad debt is adequate.  Due to the varying nature in the timing and amounts of the receivable balances as noted above, the change in the allowance for doubtful account will not necessarily correlate with the increase or decrease in the accounts receivable balance.  The accounts receivable balance as of March 31, 2011, was $103,973 net of an allowance of $24,693, a decrease of $98,673 from year ended December 31, 2010.

Our inventory balance may have dramatic swings from one period to another depending upon the expected installation date of our MedClean systems and our accounts payable balances can have similar swings depending on payment terms and any volume purchases or discounts we may take advantage of from time to time.  During the three months ended March 31, 2011, the Company decreased its inventory on hand by $84,319 to $712,358.

During the three months ended March 31, 2011, we issued an aggregate of $380,000 of convertible notes payable in exchange for notes receivable, of which, we have collected a total of $380,000 to assist us in meeting our cash needs.  In addition, we received $125,000 from our equity line of credit, whereby we issued an aggregate of 40,485,830 shares of our common stock as part of the put agreement.

To supplement its cash resources, the Company has been pursuing a number of alternative financing arrangements with various investment entities.  We are currently looking to secure additional working capital to provide the necessary funds for us to execute our business plan through various sources, including bank facilities, bridge loans and equity offerings.  However, we continue to incur significant operating losses and the resultant reduction of our cash position.  We cannot assure that we will be able to obtain additional funding, and the lack thereof would have a material adverse impact on our business.  Moreover, any equity funding could be substantially dilutive to existing stockholders.  The aforementioned factors raise substantial doubt about our ability to continue as a going concern.  In the event the Company is unable to continue as a going concern it may pursue a number of different options, including, but not limited to, filing for protection under the federal bankruptcy code.

Critical Accounting Policies

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. A summary of the critical accounting policies and the judgments that we make in the application of those policies is presented in Note 1 to our financial statements.

Our financial statements are based on the selection of accounting policies and the application of accounting estimates, some of which require management to make significant assumptions. Actual results could differ materially from the estimated amounts. The following accounting policy is critical to understanding and evaluating our reported financial results:

Accounting for Stock-Based Compensation

We account for our stock options and warrants using the fair value method promulgated by Accounting Standards Codification subtopic 480-10, Distinguishing Liabilities from Equity (“ASC 480-10”) which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Therefore, our results include non-cash compensation expense as a result of the issuance of stock options and warrants and we expect to record additional non-cash compensation expense in the future.

Revenue recognition

The Company’s revenue  recognition policy is in accordance with the requirements of Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition,  (“SAB 104”), ASC Topic  605,  Accounting  for  Consideration  Given by a Vendor to a Customer (Including a Reseller of the Vendor’s  Products)  and other  applicable  revenue recognition  guidance and  interpretations.  System  revenue is recognized at the date of shipment to customers  when a formal  arrangement  exists,  the price is fixed  or  determinable,   the  delivery  is  completed,  no  other  significant obligations of the Company  exist and  collectability  is  reasonably  assured.

Unearned Revenues consist of cash received in advance for goods to be delivered at a future date. The Company records the payments received from customers as a liability until the products are delivered. Sales are recorded when the products are delivered.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The Company provides a one-year warranty on the systems it installs. The Company also obtains a one-year warranty on the system components from the component manufacturer, thereby mitigating potential warranty costs. Accordingly, the Company has accrued no reserve for warranty. On the installed base after the warranty term has expired, the Company offers a maintenance agreement of one or more years to the customer. The Customer is billed for, and pays for the maintenance agreement in advance. Revenues from such maintenance agreements are recognized ratably over the lives of the maintenance agreements, with the excess of the amount collected over the amount recognized as deferred revenue. At December 31, 2010 and 2009 the Company had $550,472 and $615,209 in deferred revenue from maintenance agreements.

Recent accounting pronouncements

In December 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-28,  When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts . This ASU updates ASC Topic 350,  Intangibles—Goodwill and Other,  to amend the criteria for performing Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts and requires performing Step 2 if qualitative factors indicate that it is more likely than not that a goodwill impairment exists. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company does not currently have any reporting units with zero or negative carrying values.

In December 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-29—Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. This ASU addresses the diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update affect any public entity that enters into business combinations that are material on an individual or aggregate basis. The adoption of ASU No. 2010-29 did not have material impact on our financial statements.

In January 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-01—Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructuring in Update No. 2010-20. The amendments in this Update apple to all public entity creditors that modify financing receivables within the scope of the disclosure requirements about troubled debt restructurings in Update 2010-20. The adoption of ASU No. 2011-01 will not have material impact on our financial statements.

In July 2010, the FASB issued Accounting Standards Update 2010-20, which amends “Receivables” (Topic 310). ASU 2010-20 is intended to provide additional information to assist financial statement users in assessing an entity’s risk exposures and evaluating the adequacy of its allowance for credit losses. The disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The amendments in ASU 2010-20 encourage, but do not require, comparative disclosures for earlier reporting periods that ended before initial adoption. However, an entity should provide comparative disclosures for those reporting periods ending after initial adoption. The Company did not have a significant impact on its financial statements with the adoption of ASU 2010-20.

Inflation

Our opinion is that inflation has not had, and is not expected to have, a material effect on our operation.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Controls and Procedures

Management, including our Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a – 15(f).  Management conducted an assessment as of December 31, 2010 of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).  Based on that evaluation, management concluded that our internal control over financial reporting was effective as of December 31, 2010, based on criteria in Internal Control – Integrated Framework issued by the COSO.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements should they occur. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the control procedure may deteriorate.

BUSINESS

General

MedClean Technologies, Inc. (“MCLN,” “MedClean” or the “Company”) is in the business of providing medical waste treatment solutions.  MedClean designs, sells, and installs turnkey regulated medical waste solutions that are a flexible enough to be installed as a custom configuration at a customer location, delivered as a self-contained portable solution for specific applications, and can also scale in size to support the needs of independent waste processing facilities serving a wide variety of customer’s needs.  MedClean also provides services, through its extensive distributor and transport partner program that enables the Company the flexibility to service most, if not all, regulated medical waste streams as well as support HIPAA document destruction.

Products

The Company’s principal products are the MedClean® series systems and related services.  The MedClean® system includes the following equipment, machinery, and services:

•	An autoclave vessel to sterilize the medical waste;

•	A shredding device, the MedClean® Shredder, to convert sterilized waste material into a harmless, non-recognizable confetti-like material qualifying the end product as safe municipal solid waste;

•
A unique AutoTouch® control station with software and hardware components that integrate and bundle all operating and data recording functions into a system complying with regulatory requirements for conversion and disposal of medical waste, including real time centralized monitoring of the system’s functions;

•	A material transporter to mechanically transport the processed waste from shredder to the municipal solid waste compacting dumpster;

•
A QuietCart® transport cart system to facilitate a single source containerization of the infectious waste from generation, sterilization, processing and return for refill without need for human interaction for ultimate operator safety.

•
Services to transport the waste from the point of generation through the point of treatment.  Services include waste transportation at the waste generation facility, equipment operation on-site, waste transportation to a processing facility, and operation of equipment at the processing facility.

Waste streams addressed through the combination of products and services (collectively labeled as Technology enabled Services (TeS)).  TeS provided by the Company include:

Waste Stream	Today	Future
Regulated Medical Waste	Current Product	Product, Partnership
Sharps	Current Product	Product, Partnership
Confidential Documents (HIPAA)	Current Product, Partnership	Product, Partnership
Chemo / Path	Partnership	Product, Partnership
Pharmaceutical Waste	Partnership	Product, Partnership
Hazardous Waste	Partnership	Partnership
Organics	Partnership	Partnership
Universal Waste	Partnership	Partnership

Key advantages of the MedClean Equipment:

The control panel of the AutoTouch® Control Station assures regulatory compliance by means of patent pending proprietary software. The software prevents any deviation from the step-by-step processing of the waste, requires insertion of codes by operators to access the system and monitors and records on a real time basis. It governs the various aspects of the system’s processes, including the load weight during each cycle and the calculation and employment of the proper sterilization parameters of weight, pressure, temperature and time. The ability to shortcut or over-ride any of the steps in the waste conversion process is circumscribed by the features of the control panel and its software.

Operation of the system through the control panel is simple, since it dictates each step to be taken. Once the operator enters the appropriate codes into the control screen, the system prohibits the operator from taking a “short cut” to circumvent the required steps and procedures. Relatively little instruction is required of the operator. However, a tutorial is offered via the software through the control panel, and an operator can be fully trained within a few hours. The AutoTouch® control system can be configured in multiple languages, including English and Spanish.

The AutoTouch® software permits real time centralized monitoring of all the functions and uses of each system by the Company. Additionally, the centralized monitors track proper operation of a particular system. They also alert the Company to the need to provide clients with supplies and preventative maintenance visits.

The AutoTouch® control panel and software are proprietary properties of the Company are unique within the industry.

The MedClean Series System equipment is offered in three configurations:

•	Container (modified 40/45/53’ x 9’ metal shipping container);

•	Portable (container as trailer); and

•	Fixed (traditional installation within the facility)

As a standard product, a containerized System can now be delivered within 6-12 weeks after receipt of an order and installed in a “plug and play” mode whereby all utilities required to operate the system are connected via a utility umbilical cord.  The container can either be rigged to a position at grade level or installed on a simple steel support framework level with the facility’s loading dock.

The portable system can be operated as a true tractor-trailer portable unit servicing the needs of several facilities within a prescribed geographic area and also features the same utility umbilical cord design.  This system configuration expands MedClean’s key target market, affording it the opportunity to service smaller hospitals that produce lower volumes of regulated medical waste on an individual basis but in the aggregate have sufficient volume to support the investment.

The fixed System, MedClean’s “traditional” installed technology, is available for those prospective clients who wish not to choose a containerized system.

Both the container and portable systems can be configured with on-board steam and/or electrical generators to further simplify installation and access to utilities.

The Company also sells consumable items including custom manufactured high temperature cart liners, deodorizers and autoclave validation test kits.  These items, along with a long list of other components such as printer paper, printer ribbon, autoclave gaskets and replacement cart wheels are ordered on a monthly or quarterly basis by our clients to ensure proper operation.  Annual revenue generated from consumable items and services typically represents 5% to 10% of the original capital cost.

Services

The Company has developed a network of distributor and transport partners whose service offerings complement our traditional equipment offerings.  These partners can be categorized as follows:

•
Certified Transport Partner (CSP) – A CSP is a waste transporter or hauler that has also established a commercial relationship with MedClean.  The commercial relationship is in the form of a mutually beneficial contractual arrangement, whereby MedClean will be compensated for business leads that are provided by MedClean to the CSP which result in new business to the CSP and/or the CSP will be awarded a discount on equipment purchased from MedClean should they choose to purchase equipment in order to create their own independent processing center.

•
Certified Distributor Partner (CDP) – An original equipment manufacturer representative company that sells MedClean’s products and services within a defined regional basis.  Each CDP meets the following criteria: (i) the company has a history of selling products and services into the hospital market; (ii) the company will field sales representatives to actively sell two to four systems on an annual basis within their region; (iii) the company will provide field personnel for Certified Equipment Training in order to provide local services for items such as Preventive Maintenance (PM) and Corrective Maintenance (CM) as required.

•
Other – MedClean has also established a network of transporters and haulers that are not bound by commercial terms at this time but who do offer services such as personnel to operate the equipment or transport waste within a facility or facility affiliate.

•
eCommerce – MedClean has engaged in a program to provide group purchasing power to certified and other partners.  MedClean is offering products commonly used by medical facilities to partners as an extended service to enhance business relationships and recurring revenue opportunities.  Products offered for resale will change from time to time based upon demands in the market we are serving.

The combination of MedClean’s products with partner services is labeled Technology enabled Services (TeS) by the Company.

The Medical Waste Treatment Market

The market for medical waste treatment is segmented by customer size: Large Quantity Generators (“LQGs”), those who generate large volumes of medical waste (in excess of 100,000 pounds per year), and Small Quantity Generators (“SQGs”), those who generate less than that. LQGs are predominantly hospitals. SQGs are primarily nursing homes, clinics, medical groups, county or city health departments, laboratories, physicians, dentists and veterinarians in private practice. Of these SQGs, physicians comprise the highest percentage of sites.

On-Site Medical Waste Treatment Equipment Market

	Small Quantity Generators		Large Quantity Generators
Number of Sites	476,199		6,604
Percentage Using Haulers	100%		87%
Number specifically suited for MedClean Systems	200,000	*	6,604

*MedClean “TeS” or future product alternative.

The Company traditionally addressed the LQG segment – Very Large Hospitals >400 beds.  The Company’s new medical waste solutions platform based upon TeS will enable the Company to address opportunities across the entire regulated medical waste market.  Additionally, the Company is considering product line extensions through technology licensing and/or reseller agreements to provide its Certified Distributor Partner sales force and direct and agent sales network with solutions to further penetrate this target rich environment.

For SQGs there has been no realistic alternative to hauling, and any on-site solutions have been too expensive or inefficient.  Because of this, the SQG segment represents an excellent opportunity for the Company’s TeS platform as well as a potential target for a future MedClean product and / or for the Company to license or co-develop new products.

The current U.S. medical waste market is estimated to be $2.0 billion (3.1 billion pounds) annually.  Additionally, there exists an estimated $2.0 billion in confidential document destruction annually in this same market segment.

The Company’s current and pending installations, both domestically and internationally, total 38 locations, including two existing processing centers with three new processing centers slated for installation in 2011.

Governmental Regulations-Federal

Prior to 2002, the principal method of disposing of most regulated medical waste (“RMW”) was through on-site incineration. Because of the promulgation of regulations by the Environmental Protection Agency (“EPA”) that came into effect on September 15, 2002, setting minimum emission limits for RMW incinerators for such pollutants as dioxins, nitrogen oxides, lead, cadmium and mercury, the use of on-site incinerators in the U.S. has drastically diminished. As a consequence, the methods of on-site disposal of RMW have been limited to steam sterilization, chemical treatment and microwave.

Federal agencies which regulate RMW are the EPA, the Occupational Safety and Health Administration (“OSHA”), the U.S. Department of Transportation (the “U.S. DOT”) and the U.S. Postal Service. These agencies regulate RMW under a variety of statutes and regulations, including the following:

•
MEDICAL WASTE TRACKING ACT OF 1988 (“MWTA”). The primary objective of the MWTA was to ensure that RMW generated in a covered state which posed environmental problems, including an unsightly appearance, was delivered to disposal or treatment facilities with minimum exposure to waste management workers and the public. The MWTA’s tracking requirements included accounting for all waste transported and imposed civil and criminal sanctions for violations. The MWTA demonstration program expired in 1991, but the MWTA established a model followed by many states in developing their specific medical waste regulatory frameworks.

•
CLEAN AIR ACT REGULATIONS. In August 1997, the EPA adopted regulations under the Clean Air Act Amendments of 1990 that limit the discharge into the atmosphere of pollutants released by medical waste incineration. These regulations required every state to submit to the EPA for approval a plan to meet minimum emission standards for these pollutants.

•
OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970. The Occupational Safety and Health Act of 1970 authorizes OSHA to issue occupational safety and health standards. OSHA regulations are designed to minimize the exposure of employees to hazardous work environments, including RMW.

•
RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (“RCRA”). RCRA required the EPA to promulgate regulations identifying hazardous wastes. RCRA also created standards for the generation, transportation, treatment, storage and disposal of solid and hazardous wastes. These standards included a documentation program for the transportation of hazardous wastes and a permit system for solid and hazardous waste disposal facilities. RMW is currently considered non-hazardous solid wastes under RCRA. However, some substances collected by some of MedClean’s customers, including photographic fixer developer solutions, lead foils and dental amalgam, are considered hazardous wastes.

•
DOT REGULATIONS. The U.S. DOT has put regulations into effect under the Hazardous Materials Transportation Authorization Act of 1994 which requires customers to package and label RMW in compliance with designated standards, and which incorporate blood-borne pathogens standards issued by OSHA. Under these standards, customers must, among other things, identify packaging with a “biohazard” marking on the outer packaging, and medical waste containers must be sufficiently rigid and strong to prevent tearing or bursting and must be puncture-resistant, leak-resistant, properly sealed and impervious to moisture. DOT regulations also require that a transporter be capable of responding on a 24-hour-a-day basis in the event of an accident, spill, or release to the environment of a hazardous material.

•
COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”). CERCLA established a regulatory and remedial program to provide for the investigation and cleanup of facilities that have released or threaten to release hazardous substances into the environment. CERCLA and state laws similar to it may impose strict, joint and several liabilities on the current and former owners and operators of facilities from which releases of hazardous substances have occurred and on the generators and transporters of the hazardous substances that come to be located at these facilities. Responsible parties may be liable for substantial site investigation and cleanup costs and natural resource damages, regardless of whether they exercised due care and complied with applicable laws and regulations. If a customer were found to be a responsible party for a particular site, it could be required to pay the entire cost of the site investigation and cleanup, even though other parties also may be liable.

•
UNITED STATES POSTAL SERVICE. Customers must obtain permits from the U.S. Postal Service to conduct programs, pursuant to which they mail approved “sharps” (needles, knives, broken glass and the like) containers directly to treatment facilities.

Governmental Regulations-State and Local

Each state has its own regulations related to the handling, treatment and storage of medical waste. Although there are many differences among the various state laws and regulations, many states have followed the medical waste model under the MWTA and have implemented programs under RCRA. State agencies involved in regulating the medical waste industry are frequently the departments of health and environmental protection agencies. In addition, many local governments have ordinances, local laws and regulations, such as zoning and health regulations, including ordinances relating to the disposition of sterilized effluents into sewage systems and municipal disposal sites which affect our customers’ operations.

Most states require segregation of different types of medical waste at the hospital or other location where they were created. A majority of states require that the universal biohazard symbol or a label appear on medical waste containers. Storage regulations may apply to the party generating the waste, the treatment facility, the transport vehicle, or all three. Storage rules seek to identify and secure the storage area for public safety as well as set standards for the manner and length of storage. Many states require employee training for safe environmental cleanup through emergency spill and decontamination plans. Many states also require that transporters carry spill equipment in their vehicles. Those states whose regulatory framework relies on the MWTA model have tracking document systems in place.

Pursuant to medical waste incinerator regulations adopted by the EPA in 1997, every state was required by September 1998 to adopt a plan to comply with federal guidelines which, among other things, limit the release of some airborne pollutants from medical waste incinerators to levels prescribed by the EPA. Each state’s implementation plan must be at least as restrictive as the federal emissions standards.

Effect of Regulations on the Company’s Business

The Company manufactures and sells its MedClean® systems that sterilize RMW by sterilization in an autoclave chamber and subsequent shredding of the material enabling the customer to dispose of the residue as municipal solid waste. MedClean is not responsible for the day to day operation of an installed system. As a result, the Company is not subject to the multitude of governmental regulations that typify the handling and disposition of solid waste. Virtually all of the Company’s competitors are subject to one or more of the various regulatory regimes associated with the medical waste disposal business as the systems and services offered by these competitors involve incineration, chemical treatment or transportation of medical waste.

The Company’s customers use landfills operated by parties unrelated to the Company to dispose of treated medical waste from medical facilities. The Company does not own or operate any landfills. Waste is not regulated as hazardous under RCRA unless it contains hazardous substances exceeding certain quantities or concentration levels, meets specified descriptions, or exhibits specific hazardous characteristics. Following treatment, waste from the Company’s MedClean® systems is disposed of as non-hazardous waste.

The Clean Air Act Standards for boilers and incinerators was passed by the EPA in 2009 and subsequently modified in February 2011 to relax proposed standards and to extend the implementation timeline from 2014 to 2016.  Some of the Company’s competition depends on incineration technology.  The increased costs to meet Federal requirements, even at the relaxed standards, will pose a challenge to the remaining 88 incineration facilities across the country and will have an impact on the processing fees charged to customers of these facilities.  The impact on processing fees may result in beneficial conditions for the Company.

Competition

RMW has historically been disposed of mainly through the use of off-site hauling contractors and by incineration. Presently, in the U.S. many different types of technologies have been introduced to meet the new regulatory requirements for disposal of RMW. Some of these technologies include:

•
DISINFECTANT. This process involves the simultaneous shredding and disinfecting of the infectious medical waste. The process can only handle small batches in each cycle and has a capacity of approximately 70 to 400 pounds a day, which is not sufficient to handle the overall requirements of most hospitals ranging from 500 to 9,000 pounds per day.

•
CHEMICAL REAGENTS. The use of chemical reagents is subject to federal laws and regulations of the EPA that classify the chemicals involved as “pesticides.” Also, there is considerable limitation on the volumes that can be treated by this method. It is not suitable for disposal of infectious medical waste generated by hospitals and other large medical facilities since it does not have the capacity to handle such volumes.

•
MICROWAVE TECHNOLOGY. Microwave technology is a process of disinfection that exposes material to moist heat generated by microwave energy. Use of this technology requires that proper precautions be taken to exclude the treatment of hazardous material so that toxic emissions do not occur. The complete unit must also be operated under negative pressure as infectious waste is normally shredded prior to disinfection and may create conditions where infection can be transformed into an aerosol prior to treatment. Also, offensive odors may be generated around the unit. The capital cost and space requirement for this type of system is relatively high.

•
THERMAL PROCESSES. Thermal processes are dry heat processes and do not use water or steam, but forced convection, circulating heated air around the waste or using radiant heaters. Companies have developed both large and small dry-heat systems, operating at temperatures between 350° F-700° F. Use of dry heat requires longer treatment times with precautions required to prevent potential combustion of the waste material during each cycle.

•
HIGH HEAT THERMAL PROCESSES (PYROLYSIS). A pyrolysis system would involve chemical decomposition of organic medical waste by intense heat (at least 800 degrees F) in an anaerobic atmosphere that produces combustible gases, including carbon monoxide, hydrogen and methane. These gases must be flared off or treated in a secondary combustion chamber. Particulate removal equipment such as fabric filters or wet scrubbers would also be required. The use of a pyrolysis system has not been commercialized as a method for converting infectious medical waste.

•	RADIATION. Electron beam technology creates ionized radiation, damaging cells of microorganisms. Workers must be protected with shields and remain in areas secured from the radiation.

•
CHEMICAL TECHNOLOGIES. Disinfecting chemical agents that integrate shredding and mixing to ensure adequate exposure are used by a variety of competitors. Chlorine based chemicals, using sodium hypochlorite and chlorine dioxide, are somewhat controversial as to their environmental effects and their impact on wastewater.

Among the Company’s competitors are Stericycle, Inc., San-I-Pak, Bondtech Corporation, and Red Bag Solutions, Inc.

Sources and Availability of Raw Materials and Names of Principal Suppliers

Generally, access to raw materials and third party fabricators for the MedClean® Systems is available from multiple sources that allow the Company flexibility of choice.

Company Partnerships

The Company has focused significant time and effort on developing partnerships with organizations that provide outsourced, non-clinical managed services to hospitals.  These organizations often have long-term relationships with hospitals being targeted by the Company.

Backlog

Backlog represents anticipated revenue from work not yet completed or performed under a signed contract or work order.  Once work commences, revenue is generally recognized upon delivery of the system or completion of the work.  Backlog at December 31, 2010 was $2,116,045 compared to $1,064,657 at December 31, 2009 representing an increase of $1,051,388 or 99%.

Employees

As of March 31, 2011, the Company had 6 full time employees and four consultants.  The Company utilizes third party contractors and Certified Partners for certain services and for sales representation.  Through formal and informal agreements the Company is well positioned to manage and meet future business requirements.

Properties

The Company currently leases approximately 11,856 square feet of combined office and warehouse space on the upper level of a building at 3 Trowbridge Drive, Bethel, CT 06801 for a term of ten (10) years under a lease agreement, dated February 3, 2006. At our option, the term of lease may be renewed for an additional five (5) years. Base rent is set at the rate of $8,151 per month with annual increases of 3% commencing after the second year. Additional rent would be charged on a “triple net” basis for taxes, insurance and utilities.

On November 1, 2008, the Company began leasing the remaining 11,834 sq. ft. of space at 3 Trowbridge Drive, Bethel, CT. The lease is a triple net lease commencing November 1, 2008 and terminating October 31, 2011. The base rent for the first year is $5.50 per sq. ft. with 3% increases for each of the following two years. The additional space will be used to assemble our systems.

MANAGEMENT

Executive Officers and Directors

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel as of May 6, 2011.  All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the board of directors, and are elected or appointed to serve until the next board of directors meeting following the annual meeting of stockholders.  Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position

David J. Laky	46	Chief Executive Officer, President and Director

Cheryl Kaine Sadowski	43	Chief Financial Officer and Treasurer

Jay S. Bendis	64	Chairman

Scott Grisanti	48	Director

Joseph A. Esposito	58	Director

Elan Gandsman	69	Independent Director

Following is a brief summary of the background and experience of each director and executive officer of the Company:

David J. Laky

Mr. Laky was elected as a director of the board of directors effective May 10, 2010.  Mr. Laky was appointed to the positions of President and Chief Executive Officer of the Company effective November 9, 2009. Prior to such appointment Mr. Laky was the Company’s Senior Vice President of Client Services and Technology since September 2008. Mr. Laky joined the Company from eResearchTechnology, Inc. (“eRT”) where from 2005 to 2008 he was General Manager & Senior Vice President of eClinical Group. He served eRT as VP of Professional Services from 1999 to 2005.  He received his bachelor degree in Accounting from The Pennsylvania State University.

By the terms of his employment agreement, Mr. Laky serves in an at will capacity. Mr. Laky’s employment agreement contains covenants of confidentiality and assignments of proprietary intellectual property rights.

Mr. Laky owns, beneficially and of record, 10,000 shares of Common Stock with options to purchase currently 56,000,000 shares of Common Stock at $0.004 per share and 17,974,119 shares of Common Stock at $0.00844 per share.

Cheryl Kaine Sadowski

Ms. Sadowski was appointed to the position of Chief Financial Officer of the Company effective August 4, 2009. Prior to such appointment Ms. Sadowski was the Company’s Vice-President and Controller since October 2008. From February 1994 until October 2008 she held several positions at eResearchTechnology, Inc. in Bridgewater, New Jersey, including Vice President, Business Management and Senior Director, Business Management, where she was responsible for budgeting, forecasting, financial systems and analysis for the Professional Services, Project Management, Customer Care, Research & Development, IT and Cardiac Safety Divisions.  She also handled the facilities management and administration for the Bridgewater office. She received her associate degree in Accounting from Berkeley College and she also attended Montclair State University.

By the terms of her employment agreement, Ms. Sadowski serves in an at will capacity. Ms. Sadowski’s employment agreement contains covenants of confidentiality and assignments of proprietary intellectual property rights.

Ms. Sadowski owns, beneficially and of record, options to purchase currently 54,000,000 shares of Common Stock at $0.004 per share and 17,974,119 shares of Common Stock at $0.00844 per share.

Jay S. Bendis

Effective March 31, 2011 Mr. Bendis was appointed as Chairman of the Company.  Mr. Bendis has been President of Transfer Technology Consultants during the past 15 years specializing in transferring new biotech product concepts from design to commercialization. From 2005 to 2008 he was President and CEO of Clinical Analysis Corp., which has developed a hand-held diagnostic system for patient point-of-care testing.  He was Managing Partner in the Crystal Corridor Group that worked with Kent State University’s Liquid Crystal Institute in facilitating liquid crystal technology from 2000 to 2005. He was Executive Vice President of American BioMedica Corp that develops and markets on-site drugs of abuse diagnostic kits from 1995 to 2000. He was President and Co-founder of Emerging Technology Systems that is a Research and Development Company in the diabetic markets from 1993 to 1999. His prior management positions had been with XANAR Laser Corp, a division of Johnson & Johnson as the National Sales Manager and IVAC Corp a division of Eli Lilly as Sales and Marketing Manager.  He has also served as a member of the Edison BioTechnology Center Advisory Council for the State of Ohio and serves on the Boards of several private companies. He received his bachelor degree in Marketing from Kent State University.

Mr. Bendis owns 269,250 shares held of record and options to purchase 4,950,000 shares at an exercise price of $0.004 per share, 7,500,000 shares at an exercise price of $0.028 and 7,500,000 shares at an exercise price of $.00346.

Scott Grisanti

Mr. Grisanti was elected as a director and as President and Chief Executive Officer of MedClean on September 2, 2008. Effective as of November 9, 2009, Mr. Grisanti’s employment agreement was terminated without cause by mutual consent of the Company and Mr. Grisanti. Also effective November 9, 2009, Mr. Grisanti was appointed as Chairman of the Company. Effective March 31, 2011, Mr. Grisanti resigned as Chairman of the Company but remains as a director of the Company.  Prior to joining the Company, Mr. Grisanti was the Executive Vice President of Sales, Marketing and Services at Primavera Systems, Inc. (“Primavera”), a leading provider of program and portfolio management application software and services solutions used to manage large capital projects in targeted market segments. Prior to joining Primavera, Mr. Grisanti served as Executive Vice President and Chief Marketing Officer for eResearchTechnology, Inc., a leading provider of technology and services for the new drug development industry. Previously, Mr. Grisanti served in an executive sales management capacity at supply chain execution application solution providers ClearCross, Inc. and Optum, Inc. He received his bachelor degree in English and Journalism from Rutgers University, where he was elected to Phi Beta Kappa.

Mr. Grisanti owns, beneficially and of record, 20,000,000 shares with options and warrants to purchase currently an additional 142,000,000 shares of Common Stock at $0.004 per share and additional 10,000,000 shares of Common Stock at $0.0075 per share.

Joseph Esposito

Mr. Esposito was elected as a director and as Chairman of the board of directors effective August 4, 2008. Effective as of November 9, 2009, Mr. Esposito resigned as Chairman of the Company but remains as a director of the Company. Mr. Esposito’s consulting agreement dated August 27, 2007 pursuant to which he acts as corporate and business development advisor to the Company was extended for an additional three-year period. For the past two years Mr. Esposito has been providing strategic advisory services to growth companies including several of the portfolio companies at Insight Venture Partners, a private equity firm with more than $1.5 billion under management. Prior to this he was President and CEO of eResearchTechnology, Inc., a leading provider of technology and services to collect, process, and distribute cardiac safety and clinical data for companies in the life sciences industry. He is a magna cum laude graduate of the State University of New York at Buffalo with a degree in Management Sciences.

By the terms of his consulting agreement, Mr. Esposito will serve for a term continuing until August 4, 2011. Mr. Esposito’s consulting agreement contains covenants of confidentiality and assignments of proprietary intellectual property rights.

Mr. Esposito owns, beneficially and of record, 34,438,500 shares with options and warrants to purchase currently an additional 112,000,000 shares of Common Stock at $0.004 per share and additional 620,000 shares of Common Stock at $0.0075 per share.

Dr. Elan Gandsman

Dr. Gandsman has since 1993 been Director of Environmental Health and Safety at Yale University in New Haven, Connecticut. He holds a BS degree in physics and math from the University of Buenos Aires, and MSc and PhD degrees in physics from Tel Aviv University.

Dr. Gandsman owns options to purchase currently 4,950,000 shares of the Company’s Common Stock at an exercise price of $0.004 per share, 5,000,000 shares at an exercise price of $0.028 and 5,000,000 shares at an exercise price of $0.00346.

The Board of Directors has standing Audit, Compensation and Nominating Committees.

The Audit Committee reviews with our independent public accountants the scope and timing of the accountants’ audit services and any other services they are asked to perform, their report on our financial statements following completion of their audit and our policies and procedures with respect to internal accounting and financial controls.  In addition, the Audit Committee reviews the independence of the independent public accountants and makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year.  Mr. Gandsman serves as a member of the committee. We currently do not have an “audit committee financial expert” as that term is used in Item 407 of Regulation S-K (17 CFR 229.407).  The Audit Committee met four times during the fiscal year ended December 31, 2010.

The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company.  The Compensation Committee did not meet during the fiscal year ended December 31, 2010.

The Nominating Committee reviews and recommends to the Board of Directors nominees for the position of director for the Board of Directors.  The Nominating Committee did not meet during the fiscal year ended December 31, 2010.

Director Compensation

The following table sets forth the aggregate cash and other compensation paid by the Company to its independent directors for the year ended December 31, 2010.
Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($) (1)
Jay Bendis	0	-	$210,000
Elan Gandsman	0	-	$140,000
Ronald LaMorte (3)	0	-	$140,000
Kenneth Londoner (2)	0	-	$140,000

Directors also receive customary reimbursement for out-of-pocket expenses. Payments are made on quarterly basis.

(1)	In 2010, we issued 7,500,000 options to purchase our common stock at $0.028 to Bendis and 5,000,000 options to purchase our common stock at $0.028 to Gandsman, LaMorte and Londoner.

(2)	Mr. Londoner resigned from his position as a director of the Company on September 30, 2010.

(3)	Mr. LaMorte resigned from his position as a director of the Company on April 1, 2011.

Executive Compensation

The following table sets forth all compensation we awarded or paid to all individuals serving as our chief executive officer and those individuals who received compensation in excess of $100,000 per year for the fiscal year ended December 31, 2010 (collectively, the “Named Executives”). Summary compensation is for the three fiscal years ended December 31, 2010:

				Other	Option
Name and Principal		Salary	Bonus	Compensation	Awards	Total
Position	Year	($)	($)	($)	($)	($)
Scott Grisanti (1)	2010	$-	$-	$-	$-	$-
former President, Chief	2009	$108,462	$-	$6,252	$345,728	$460,442
Executive Officer	2008	$92,308	$-	$2,954	$328,460	$423,722

Damien Tanaka (2)	2010	$-	$-	$-	$-	$-
former Chief Development	2009	$138,000	$-	$10,571	$104,510	$253,081
Officer	2008	$253,077	$-	$39,998	$216,080	$509,155

Kevin Dunphy (3)	2010	$-	$-	$-	$-	$-
former Chief Financial Officer	2009	$63,269	$-	$6,547	$35,832	$105,648
	2008	$161,538	$-	$19,674	$108,040	$289,252

David J. Laky (4)	2010	$180,962	$-	$7,200	$-	$188,162
President/Chief Executive	2009	$94,399	$-	$5,003	$297,586	$396,928
Officer	2008	$-	$-	$-	$1,048,884	$1,048,884

Cheryl Sadowski (5)	2010	$145,808	$-	$7,200	$-	$153,808
Chief Financial Officer	2009	$78,216	$-	$5,003	$297,586	$380,805
	2008	$-	$	$-	$770,428	$770,428

(1)
Effective September 2, 2008, the Company and Mr. Grisanti entered into a three-year employment agreement, which provided that he would act as President and Chief Executive Officer of the Company and Aduromed at a minimum annual base salary of $300,000, to be reviewed each year by the board of directors, plus a cash bonus based upon the Company’s attaining financial objectives determined annually by the board, not to exceed 60% of his base salary.  Effective as of November 9, 2009, Mr. Grisanti’s employment agreement was terminated without cause by mutual consent of the Company and Mr. Grisanti.

In 2008, Mr. Grisanti was awarded 16,000,000 options to purchase the Company’s common stock at $0.025 per share for five years, subsequently repriced to $0.004 in 2009.  In 2009 Mr. Grisanti was awarded 110,000,000 options to purchase the Company’s common stock at $0.004 for five years.

For the year 2009 compensation, includes perquisites for the use of a motor vehicle amounting to $7,000 and $6,252 respectively.

(2)
The Company had a five-year employment agreement with Mr. Tanaka, dated September 30, 2005, which provided that he would act as President and Chief Executive Officer of the Company and Aduromed at a minimum annual base salary of $250,000, to be reviewed each year by the board of directors, plus a cash bonus based upon the Company’s attaining financial objectives determined annually by the board, not to exceed 100% of his base salary. Effective September 2, 2008 the Company and Mr. Tanaka entered into a three-year employment agreement, which provided that he would act as Chief Development Officer of the Company and Aduromed at a minimum annual base salary of $260,000, to be reviewed each year by the board of directors, plus a cash bonus based upon the Company’s attaining financial objectives determined annually by the board, not to exceed 25% of his base salary. Mr. Tanaka retired as Chief Development Officer of the Company and Aduromed and as a director of the Company and Aduromed effective December 31, 2008. The Company agreed to pay Mr. Tanaka his base salary and certain benefits through December 31, 2009.

In 2008, Mr. Tanaka was awarded 10,000,000 options to purchase the Company’s common stock at $0.025 per share for five years, subsequently repriced to $0.004 in 2009.  In 2009 Mr. Tanaka was awarded 35,000,000 options to purchase the Company’s common stock at $0.004 for five years.

For the years 2009 and 2008 compensation, includes perquisites covering supplemental term life insurance amounting to $2,070 and $8,279 , use of a motor vehicle $3,044.52 and $2,872, disability benefits amounting to $5,457 and $20,701 and club membership amounting to $0 and $8,146 respectively. Mr. Tanaka did not receive any separate compensation for acting as a director of the Company or Aduromed.

(3)
The Company had a five-year employment agreement with Mr. Dunphy, dated September 30, 2005, which provided that he would act as Chief Financial Officer of the Company and Aduromed at a minimum annual base salary of $150,000, to be reviewed each year by the board of directors, plus a cash bonus based upon the Company’s attaining financial objectives determined annually by the board, not to exceed 100% of his base salary. Effective August 4, 2008, the Company and Mr. Dunphy entered into a one-year employment agreement, which provided that he would act as Chief Financial Officer of the Company and Aduromed at a minimum annual base salary of $175,000, to be reviewed each year by the board of directors, plus a cash bonus based upon the Company’s attaining financial objectives determined annually by the board, not to exceed 25% of his base salary. Effective as of August 4, 2009 Mr. Dunphy’s employment agreement was not renewed.

In 2008, Mr. Dunphy was awarded 5,000,000 options to purchase the Company’s common stock at $0.025 per share for five years, subsequently repriced to $0.004 in 2009.  In 2009 Mr. Dunphy was awarded 12,000,000 options to purchase the Company’s common stock at $0.004 for five years.

For the years 2009 and 2008 compensation, includes perquisites covering supplemental term life insurance amounting to $735 and $2,858, use of a motor vehicle amounting to $2,603 and $940, disability benefits amounting to $3,208.49 and $11,444 and club membership amounting to $0 and $4,432 respectively. Mr. Dunphy did not receive any separate compensation for acting as a director of the Company or Aduromed.

(4)
Mr. Laky was appointed to the positions of President and Chief Executive Officer of the Company effective November 9, 2009. Prior to such appointment Mr. Laky was the Company’s Senior Vice President of Client Services and Technology since September 2008.

By the terms of his employment agreement, Mr. Laky serves in an at will capacity. Mr. Laky’s employment agreement contains covenants of confidentiality and assignments of proprietary intellectual property rights.

In 2008, Mr. Laky was awarded 6,000,000 options to purchase the Company’s common stock at $0.018 per share for five years, subsequently repriced to $0.004 in 2009.  In 2009 Mr. Laky was awarded 50,000,000 options to purchase the Company’s common stock at $0.004 for five years and 26,961,178 options to purchase the Company’s common stock at $.00844 for five years.

(5)
Ms. Sadowski was appointed to the position of Chief Financial Officer of the Company effective August 4, 2009. Prior to such appointment Ms. Sadowski was the Company’s Vice-President and Controller since October 2008.

By the terms of her employment agreement, Ms. Sadowski serves in an at will capacity. Ms. Sadowski’s employment agreement contains covenants of confidentiality and assignments of proprietary intellectual property rights.

In 2008, Ms. Sadowski was awarded 4,000,000 options to purchase the Company’s common stock at $0.020 per share for five years, subsequently repriced to $0.004 in 2009.  In 2009 Ms. Sadowski was awarded 50,000,000 options to purchase the Company’s common stock at $0.004 for five years and 26,961,178 options to purchase the Company’s common stock at $.00844 for five years.

The dollar amount of the option awards reflects the full fair value of the grant at the date of issuance and is recognized for financial statement reporting purposes with respect to each fiscal year over the vesting terms in accordance with ASC 718-10.

We do not have any annuity, retirement, pension or deferred compensation plan or other arrangements under which any executive officers are entitled to participate without similar participation by other employees.

	Option Awards
A	B	C	D	E	F	G
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
S. Grisanti	8/4/2008	16,000,000	-		$0.004	8/1/2015
	5/1/2009	110,000,000	-		$0.004	5/1/2014
Total		126,000,000	-
D. Tanaka
	8/4/2008	10,000,000	-		$0.004	12/31/2013
	5/1/2009	35,000,000			0.004	5/1/2014
Total		45,000,000	-
K. Dunphy
	8/4/2008	4,333,334	-		$0.004	8/4/2013
	5/1/2009	12,000,000	-		$0.004	5/1/2014
Total		16,333,334	-
David J Laky	8/4/2008	6,000,000			$0.004	8/4/2016
	5/1/2009	50,000,000	-		$0.004	5/1/2014
	11/11/2009	17,974,119	8,987,059		$.00844	11/11/2016
Total		73,974,119	8,987,059
Cheryl Sadowski	10/31/2008	4,000,000			$0.004	10/31/2016
	5/1/2009	50,000,000			$0.004	5/1/2014
	11/11/2009	17,974,119	8,987,059		$.00844	11/11/2016
Total		71,974,119	8,987,059

SECURITY OWNERSHIP

The following tables and footnotes set forth as of May 2, 2011, the number and percentage of the outstanding shares of Common Stock, on a fully diluted basis, which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of MedClean, (ii) each executive officer, (iii) all current directors and executive officers of MedClean as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Beneficial Owners of More than 5% of Each Class of MCLN’s Voting Securities
Title of	Name and Address of	Amount and Nature of	Percentage of
Security	Beneficial Owner	of Beneficial Ownership	Class

Common Stock	Manatuck Hill Partners, LLC (1) 1465 Post Road East Westport, CT 06880	106,619,669	5.13%

Common Stock	Joseph Esposito (2) 3 Trowbridge Drive Bethel, CT 06801	147,058,500	7.07%

Common Stock	Scott Grisanti (3) 3 Trowbridge Drive Bethel, CT 06801	172,000,000	8.27%

(1)	Consists of (i) 72,452,444 shares owned of record, and (ii) 34,167,225 shares issuable upon exercise of warrants at an exercise price of $0.0075 per share.

(2)
Consists of (i) 34,438,500 shares owned of record, and (ii) 112,000,000 shares issuable upon exercise of options at an exercise price of $0.004 and (iii) 620,000 shares issuable upon exercise of warrants at an exercise price of $0.0075 per share.

(3)
Consists of (i) 20,000,000 shares owned of record, (ii) 10,000,000 shares issuable upon exercise of warrants at an exercise price of $0.0075 per share, (iii) 16,000,000 shares issuable upon exercise of warrants at an exercise price of $0.004 per share, (iv) 16,000,000 shares issuable upon exercise of options at an exercise price of $0.004 per share, and (v) 110,000,000 shares issuable upon exercise of options held at an exercise price of $0.004 per share.

Security Ownership of Management (Directors and Executive Officers)
Title of	Name and Address of	Amount and Nature of	Percentage of
Security	Beneficial Owner	of Beneficial Ownership	Class

Common Stock	Joseph Esposito (1) 3 Trowbridge Drive Bethel, CT 06801	147,058,500	11.31%

Common Stock	Scott Grisanti (2) 3 Trowbridge Drive Bethel, CT 06801	172,000,000	13.22%

Common Stock	David Laky (3) 3 Trowbridge Drive Bethel, CT 06801	73,984,119	5.69%

Common Stock	Cheryl Kaine Sadowski (4) 3 Trowbridge Drive Bethel, CT 06801	71,974,119	5.53%

Common Stock	Jay S. Bendis (5) 554 N Church St, Charlotte, NC 28202	14,594,250	1.12%

Common Stock	Elan Gandsman (6) 135 College Street New Haven, CT 06510	11,200,000	0.086%

Common Stock	All Directors and Executive Officers As a Group	490,810,988	38%

(1)
Consists of (i) 8,900,000 shares of record owned by E4 LLC, which is controlled by Mr. Esposito, (ii) 25,538,500 shares of record owned by Mr. Esposito’s IRA account, (iii) 620,000 shares issuable upon exercise of warrants held by E4 LLC at an exercise price of $0.0075 per share, (iv) (v) 112,000,000 shares issuable upon exercise of options held by E4 LLC at an exercise price of $0.004 per share.

(2)
Consists of (i) 20,000,000 shares owned of record, (ii) 10,000,000 shares issuable upon exercise of warrants at an exercise price of $0.0075 per share, (iii) 16,000,000 shares issuable upon exercise of warrants at an exercise price of $0.004 per share, (iv) 16,000,000 shares issuable upon exercise of options at an exercise price of $0.004 per share, and (v) 110,000,000 shares issuable upon exercise of options held at an exercise price of $0.004 per share.

(3)
Consists of (i) 10,000 shares of record, (ii) 56,000,000 shares issuable upon exercise of options held at an exercise price of $0.004 per share, and (iii) 17,974,119 shares issuable upon exercise of options held at an exercise price of $0.00844 per share.

(4)
Consists of (i) 54,000,000 shares issuable upon exercise of options held at an exercise price of $0.004 per share, and (ii) 17,974,119 shares issuable upon exercise of options held at an exercise price of $0.00844 per share.

(5)
Consists of (i) 269,250 shares held of record and (ii) 4,950,000 shares issuable upon exercise of options at an exercise price of $0.004 per share and (iii) 7,500,000 shares issuable upon exercise of options at an exercise price of $.028 and (iv) 1,875,000 shares issuable upon exercise of options held at an exercise price of $0.00346.

(6)
Consists of 4,950,000 shares issuable upon exercise of options at an exercise price of $0.004 per share and (ii) 5,000,000 shares issuable upon exercise of options at an exercise price of $.028 and (iii) 1,250,000 shares issuable upon exercise of options at an exercise price of $0.00346.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

During 2010, the following directors of the Company were “independent” in accordance with standards applied by the NASDAQ: Jay Bendis and Elan Gandsman. All members of the Compensation Committee and the Nominating Committee are independent in accordance with standards applied by the NASDAQ. NASDAQ further requires that members of the Audit Committee satisfy the standards for independence set forth in the Sarbanes-Oxley Act of 2002 (“SOX”). All members of the Audit Committee were independent pursuant to the standards for independence set forth in SOX during 2010.

For each director identified as independent above, there were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) that were considered by the board of directors under the applicable independence definitions in determining that the director is independent.

Mr. Joseph Esposito was elected as Chairman of the Board of Directors of the Company and the Company’s former subsidiary, Aduromed Corporation, effective August 4, 2008. Effective November 9, 2009, Mr. Esposito resigned as Chairman of the Company but remains as a director of the Company. In August 2007, Mr. Esposito, through his wholly owned company, E4 LLC, entered into a twelve month business consulting agreement with the Company. As compensation pursuant to such agreement Mr. Esposito received 7,500 shares of the Company’s common stock per month for twelve months, and $8,500 per month for twelve months. Effective August 4, 2008, Mr. Esposito, through E4 LLC, entered into a new three year business consulting agreement with the Company. As compensation pursuant to the new agreement, Mr. Esposito receives $72,000 per quarter, payable quarterly in advance. In addition, Mr. Esposito received (i) a common stock purchase warrant to purchase 12,000,000 shares of Company common stock at an exercise price of $0.025 per share, exercisable for five years, and (ii) an option to purchase 12,000,000 shares of Company common stock at an exercise price of $0.025 per share, which option vested immediately with respect to 4,000,000 shares, vests with respect to an additional 4,000,000 shares on August 4, 2009 and the remaining 4,000,000 shares on August 4, 2010.  Effective May 1, 2009, in return for making certain consultancy fee concessions for the period May 1, 2009 through December 31, 2009, Mr. Esposito, through E4 LLC, received an option to purchase 100,000,000 shares of common stock at an exercise price of $0.004 per share and had the options and warrants described in the foregoing sentence re-priced by the board of directors of the Company to $0.004 per share.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 3,500,000,000 shares of Common Stock par value $0.0001 per share (the “Common Stock”), and 60,000,000 shares of preferred stock par value $0.0001 per share. As of May 2, 2011, there were issued and outstanding:

•	1,300,631,369 shares of Common Stock.

•
Warrants issued originally by Aduromed which were converted to warrants of the Company and warrants of the Company issued to various parties including employees of the Company for the purchase of 16,700,000 shares of Common Stock at prices varying from $0.004 to $0.38 per share through various dates the latest of which is August 4, 2013.

•
Warrants for the purchase of 28,000,000 shares issued in connection with new capital raised or existing capital converted under the Master Restructuring Agreement at a price of $0.025 per share through August 4, 2013.

•
Warrants for the purchase of 69,530,574 shares issued in connection with new capital raised or existing capital converted under the Master Restructuring Agreement at a price of $0.0075 per share through August 4, 2013.

•
Options issued originally by Aduromed which were converted to options of the Company and options of the Company issued to various parties including employees and directors of the Company for the purchase of 658,002,168 shares of Common Stock at prices varying from $0.00346 to $0.55 per share through various dates the latest of which is November 16, 2016.

Common Stock

Holders of the Company’s Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the board of directors, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the board of directors. No dividends have ever been declared by the Board of Directors on the Common Stock. Holders of the Company’s Common Stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by stockholders with the result that if the holders of more than 50% of the shares of Common Stock, voted they could elect all of the directors. The Common Stock is not entitled to preemptive rights and is not subject to redemption, including sinking fund provisions, or conversion. Upon the liquidation, dissolution or winding up of the Company, the assets, if any, legally available for distribution to stockholders, are distributable ratably among the holders of the Common Stock after payment of all classes or series of the Company’s preferred stock. All outstanding shares of the Common Stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of the Common Stock are subject to the preferential rights of all classes or series of preferred stock currently outstanding or issued in the future.

Preferred Stock

The board of directors of the Company has the authority, without further action by the stockholders, to issue from time to time, the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of the Common Stock or affect adversely the rights and powers, including voting rights, of the holders of Common Stock. Additionally, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others.

SELLING SECURITY HOLDERS

We agreed to register for resale 400,000,000 shares of our common stock by the Selling Security Holders.

Security Holder Pursuant to the Equity Credit Agreement

Southridge is the potential purchaser of our common stock under the Equity Credit Agreement.  The 400,000,000 Put Shares offered in this prospectus are based on the Equity Credit Agreement between Southridge and us.  Southridge may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus. The put option price is 95% of the average of the two lowest Bid Prices in the five trading days period immediately following the Put Date.

We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to:

•	the ability of Southridge to determine when and whether it will sell any of the Put Shares under this prospectus; and

•	the uncertainty as to the number of Put Shares, which will be issued upon exercise of our put options under the Equity Credit Agreement.

The following information contains a description of how Southridge acquired (or shall acquire) the shares to be sold in this offering. Southridge has not held a position or office, or had any other material relationship with us, except as follows.

Southridge is a limited partnership organized and existing under the laws of Bermuda. All investment decisions of, and control of, Southridge is held by its general partner Southridge Investment Group, LLC.  Stephen M. Hicks is the managing member of Southridge Investment Group, LLC, and he has sole voting and investment power over the shares beneficially owned by Southridge Investment Group, LLC. Southridge acquired, or will acquire, all shares being registered in this offering in the financing transactions with us.

Southridge intends to sell up to 400,000,000 shares of our common stock pursuant to the Equity Credit Agreement under this prospectus. On August 5, 2010, we and Southridge entered into the Equity Credit Agreement pursuant to which we have the opportunity, for a three-year period beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by Southridge, to sell shares of our common stock for a total purchase price of $15,000,000. For each share of our common stock purchased under the Equity Credit Agreement, Southridge will pay 95% of the average lowest Bid Price of any two trading days, consecutive or inconsecutive during the Valuation Period.

In addition, pursuant to the Equity Credit Agreement, in each Put Notice, we are required to specify a Floor Price. In the event the Bid Price decreases below the Floor Price during the Valuation Period, the Investor shall not be allowed to fund one-fifth of the put amount on the Put Notice for each such trading day, and the put amount on the Put Notice shall be adjusted accordingly.

Furthermore, subject to the terms and conditions of the Equity Credit Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in a Blackout Notice the existence of a potential material event based upon the good faith determination of our board of directors, and Southridge shall not offer or sell any of our shares acquired under the Equity Credit Agreement, or engage in any transaction involving or relating to such shares from the time the Blackout Notice was provided to them until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event. If we deliver a Blackout Notice within fifteen trading days commencing a Closing Date and the Old Bid Price on the day immediately preceding the applicable Blackout Period is greater than the New Bid price on the first trading day immediately following  such Blackout Period, then we are obligated to issue to Southridge a number of Blackout Shares, equal to the difference between (i) the product of (X) the Remaining Put Shares that were issued to Southridge on the most recent Closing Date and held by Southridge immediately prior to the Blackout Period, multiplied by (Y) the Old Bid Price, and divided by (Z) the New Bid Price, and (ii) the Remaining Put Shares.

In connection with the Equity Credit Agreement, we paid Southridge (i) a due diligence fee of $5,000 and (ii) 3,000,000 shares of the Company’s restricted common stock as additional consideration.

We are relying on an exemption from the registration requirements of the Act for the private placement of our securities under the Equity Credit Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Southridge is an “accredited investor” and/or qualified institutional buyer and the Investor has access to information about us and its investment.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Credit Agreement. These risks include dilution of stockholders, significant decline in our stock price and our ability to draw sufficient funds under the Equity Credit Agreement when needed.

Southridge will periodically purchase shares of our common stock under the Equity Credit Agreement and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by each of the Selling Security Holder as of  the date hereof and the number of share of common stock being offered by each of the Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling security holder. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering
Southridge Partners II, LP (2)	400,000,000	400,000,000	0	0%

(1)	The number assumes the selling security holder sells all of its shares being offering pursuant to this prospectus.

(2)
Southridge Partners II, LP is a limited partnership organized and exiting under the laws of Bermuda. Southridge Investment Group, LLC is the managing partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge.  Stephen M. Hicks is the managing member of Southridge Investment Group, LLC, and he has sole voting and investment power over the shares beneficially owned by Southridge Investment Group, LLC.

The number assumes that Southridge purchase the maximum amount of registrable Put Shares in this registration statement.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 400,000,000 shares issued pursuant to the Equity Credit Agreement held by certain Selling Security Holders.

The Selling Security Holders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent permitted by law, the Selling Security Holders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The Selling Security Holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders. In addition, the other Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the selling stockholders.

Each of the Selling Security Holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. We will file a supplement to this prospectus if a Selling Stockholder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Security Holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders. The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Credit Agreement. For each share of common stock purchased under the Equity Credit Agreement, Southridge will pay 95% of the average of the two lowest Bid Prices during the Valuation Period.

In connection with the Equity Credit Agreement, we paid Southridge (i) a due diligence fee of $5,000 and (ii) 3,000,000 shares of the Company’s restricted common stock as additional consideration.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Southridge to pay these expenses. We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $45,000. We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge. We may, however, receive proceeds from the sale of our common stock under the Equity Credit Agreement.

LEGAL MATTERS

Lucosky Brookman LLP, 33 Wood Avenue South, 6th Floor, Iselin, NJ 08830, will pass upon the validity of the Common Stock being offered hereby.

EXPERTS

The financial statements for the Company for the fiscal years ended 2010 and 2009 have been audited by Child, Van Wagoner & Bradshaw, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their respective reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the Commission at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the Commission, you may also obtain this information by visiting the Commission’s Internet website at http://www.sec.gov.

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements

MEDCLEAN TECHNOLOGIES, INC.
BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets
Cash	$836,480	$182,046
Accounts receivable, net of $24,693 allowance	103,973	202,646
Revenues in excess of billings	7,679	7,679
Inventory	248,514	332,833
Prepaid expenses	40,820	39,014
Total current assets:	1,237,466	764,218

Property, plant and equipment, net	110,690	123,339

Other assets:
Long term inventory	463,844	463,844
Deposits	32,808	32,808

Total assets	$1,844,808	1,384,209

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$298,990	$299,386
Payroll liabilities	11,083	30,439
Accrued liabilities, related party	777,655	714,090
Deferred revenue	763,415	550,472
Billings in excess of revenue	51,332	51,332
Notes payable	229,272	226,347
Total current liabilities:	2,131,747	1,872,066

Long term debt:
Convertible notes, net of debt discount of $215,114 and $304,795	8,386	38,250
Total liabilities	2,140,133	1,910,316

Stockholders’ deficit
Preferred stock, $0.0001 par value, 60,000,000 shares authorized, none issued and outstanding
Common stock, $0.0001 par value; 3,500,000,000 shares authorized; 1,275,581,369 and 970,185,420 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	127,558	97,019
Additional paid in capital	30,743,574	29,416,835
Accumulated deficit	(31,166,457)	(30,039,961)
Total stockholders’ deficit:	(295,325)	(526,107)

Total liabilities and stockholders’ deficit	$1,844,808	$1,384,209

See the accompanying notes to these unaudited condensed financial statements

MEDCLEAN TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended March 31,
	2011	2010
Revenues
Contract revenue earned	$450,000	$-
Sales and service revenues	143,624	268,867
Total revenues	593,624	268,867

Cost of sales
Contract cost of sales	230,934
Sales and service cost of sales	74,982	165,453
Total Cost of sales	305,916	165,453

Gross profit	287,708	103,414

Operating expenses
Salaries and wages	562,239	1,192,309
General and administrative expenses	358,407	471,165
Depreciation	21,040	22,353
Total operating expenses	941,686	1,685,827

Loss from operations	(653,978)	(1,582,413)

Other income and expenses
Interest and other income	88	234
Interest expense	(472,606)	(2,925)

Net Loss before income taxes	(1,126,496)	(1,585,104)

Provision for income taxes (benefit)	-	-

Net Loss	$(1,126,496)	$(1,585,104)

Loss per common share, basic and fully diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding, basic and fully diluted	1,129,306,013	683,811,787

See the accompanying notes to these unaudited condensed  financial statements

MEDCLEAN TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,126,496)	$(1,585,104)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	22,344	23,739
Amortization of debt discount	469,681	-
Fair value of common stock, options and warrants issued for services rendered	352,733	1,139,290
(Increase) decrease in:
Accounts receivable	98,673	(31,796)
Inventory	84,319	21,948
Prepaid expenses	(1,806)	(83,266)
Increase (decrease) in:
Accounts payable and accrued liabilities	66,094	178,466
Payroll liabilities	(19,356)	25,070
Deferred revenue	212,943	(81,443)
Billings in excess of revenue	-	(39,000)
Net cash provided by (used in) operating activities	159,129	(432,096)

Cash flows from investing activities:
Purchase of equipment	(9,695)	(5,569)
Net cash used in investing activities	(9,695)	(5,569)

Cash flows from financing activities:
Proceeds from issuance of put agreements	125,000	-
Proceeds from exercise of warrants	-	93,112
Proceeds from lender advances		275,000
Proceeds from issuance of convertible notes	380,000	-
Net cash provided by financing activities	505,000	368,112

(Decrease) increase in cash and cash equivalents	654,434	(69,553)

Cash and cash equivalents, beginning of period	182,046	534,425

Cash and cash equivalents, end of period	$836,480	$464,872

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,198	$-
Taxes	$-	$-

Non cash financing activities:
Common stock issued in settlement of convertible notes	$499,545	$-

See the accompanying notes to these unaudited condensed  financial statements

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements is as follows:

General

The accompanying unaudited condensed financial statements of MedClean Technologies, Inc. (“MedClean,” the “Company” or “MCLN”), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Accordingly, the results from operations for the three-month period ended March 31, 2011, are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.  The unaudited condensed financial statements should be read in conjunction with the December 31, 2010 financial statements and footnotes thereto included in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2011.

The financial statements as December 31, 2010, have been derived from the audited financial statements at that date but do not include all disclosures required by the accounting principles generally accepted in the United States of America.

Business and Basis of Presentation

Effective January 30, 2007, the Company changed its corporate name from General Devices, Inc. to Aduromed Industries, Inc. Effective January 23, 2006, the Company merged (the “Merger”) with Aduromed, whereby Aduromed became the wholly-owned subsidiary of the Company and the former holders of the equity in Aduromed became holders of equity in the Company.  Aduromed was the Company’s sole operating entity before it merged with and into the Company effective January 2, 2009.

Effective January 2, 2009, the Company changed its corporate name from Aduromed Industries, Inc. to MedClean Technologies, Inc. Also effective January 2, 2009, the Company merged its former wholly-owned subsidiary, Aduromed Corporation, with and into the Company.

MedClean is in the business of providing solutions for managing medical waste on site including designing; selling, installing and servicing on site (i.e. “in-situ”) turnkey systems to treat regulated medical waste. The Company provides these systems to hospitals and other medical facilities as efficient, safe, cost effective and legally compliant solutions to incineration, off site hauling of untreated waste and other alternative treatment technologies and methodologies. The MedClean Series System is offered in three configurations: Containerized System, Mobile System and the Fixed System (our traditional fixed installation).

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company assesses the realization of its receivables by performing ongoing credit evaluations of its customers’ financial condition. Through these evaluations, the Company may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy.  The Company’s reserve requirements are based on the best facts available to the Company and are reevaluated and adjusted as additional information is received.  The Company’s reserves are also based on amounts determined by using percentages applied to certain aged receivable categories.  These percentages are determined by a variety of factors including, but not limited to, current economic trends, historical payment and bad debt write-off experience.  Allowance for doubtful accounts for accounts and notes receivable was $24,693 as of March 31, 2011 and December 31, 2010, respectively.

Revenue recognition

The Company’s revenue recognition policy is in accordance with the requirements of Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, (“SAB 104”), ASC Topic 605, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products) and other applicable revenue recognition guidance and interpretations.  System revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

Unearned Revenues consist of cash received in advance for goods to be delivered at a future date.  The Company records the payments received from customers as a liability until the products are delivered. Sales are recorded when the products are delivered.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.  Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The Company provides a one-year warranty on the systems it installs.  The Company also obtains a one-year warranty on the system components from the component manufacturer, thereby mitigating potential warranty costs.  Accordingly, the Company has accrued no reserve for warranty.  On the installed base after the warranty term has expired, the Company offers a maintenance agreement of one or more years to the customer.  The Customer is billed for, and pays for the maintenance agreement in advance.  Revenues from such maintenance agreements are recognized ratably over the lives of the maintenance agreements, with the excess of the amount collected over the amount recognized as deferred revenue.  At March 31, 2011 and December 31, 2010, the Company had $763,415 and $550,472, respectively, in deferred revenue from system installs and maintenance agreements.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits.  The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.  At March 31, 2011, and December 31, 2010, the Company had cash balances on deposit in one account with a financial institution in excess of the federally insured limits.

Estimates

The preparation of the accompanying financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from those estimates.

Reclassification

Certain reclassifications have been made to prior periods’ data to conform to the current year’s presentation.  These reclassifications had no effect on reported income or losses.

Segment information

Accounting Standards Codification (“ASC”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.  ASC also establishes standards for related disclosures about products and services and geographic areas.  Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance.  The Company applies the management approach to the identification of our reportable operating segment as provided in accordance with ASC.  The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Dependence on principal customer

For 2011 and going forward, the Company does not anticipate that the loss of any one customer will have a significant adverse impact on the Company’s business.

Fair Values

In the first quarter of fiscal year 2008, the Company adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”).  ASC 820-10 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure.  ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The adoption of ASC 820-10 did not have a material impact on the Company’s financial position or operations.  Refer to Footnote 10 for further discussion regarding fair valuation.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock based compensation

The Company has adopted ASC subtopic 718-10, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

As more fully described in Note 9 below, the Company granted equity based compensation over the years to employees of the Company under its equity plans.  The Company granted non-qualified stock options to purchase 17,500,000 and 22,500,000 shares of common stock during the three-month period ended March 31, 2011 and 2010, respectively, to employees and directors of the Company.

Fair Value of Financial Instruments

ASC subtopic 825-10 requires disclosure of the fair value of certain financial instruments.  The carrying value of cash and cash equivalents, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Inventory

The Company maintains an inventory, which consists primarily of component parts, spare parts and disposable goods.  The average cost method is utilized in valuing the inventory, and is stated at the lower of cost or market.  The following table summarizes these assets as of March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010
Component & spare parts	$601,005	$767,325
Consumables	40,582	29,252
Advance payments	70,771	-
Total inventory	712,358	796,577
Less current portion	248,514	332,833
Inventory, long term portion	$463,844	$463,744

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, plant and equipment

The Company has property, plant and equipment that consist of computers and related accessories, and office furniture.  The depreciation is calculated using the straight line method over the life of the property.  All property has a useful life of 3 to 10 years.  The following table summarizes these assets as of March 31, 2011 and December 31, 2010:
	March 31, 2011	December 31, 2010
Office Furniture	$179,788	$170,094
Computers and Accessories	208,802	208,802
Leasehold Improvements	135,380	135,380
	523,970	514,276
Accumulated Depreciation	413,280	390,937
	$110,690	$123,339

During the three-month periods ended March 31, 2011 and 2010, depreciation expense charged to operations was $22,343 and $23,739, respectively, of which $1,303 and $1,386 was included as part of cost of goods sold, respectively.

Earnings (loss) per common share

The net earnings (loss) per common share are computed by dividing the net loss for the period by the weighted average number of shares outstanding for the period.  Shares issued upon conversion of convertible debt, outstanding warrants and options for the three-month periods ended March 31, 2011 and 2010, amounting to 628,236,190 and 666,162,460, respectively, were not included in the calculation for net loss per common share because it would be antidilutive or its strike price exceeded the average market price of the Company’s common stock for the period.

The numerator and denominator used in the basic and diluted earnings (loss) per share of common stock computations are presented in the following table:

	Three months ended March 31,
	2011	2010
NUMERATOR FOR BASIC AND DILUTED EPS (LPS)
Net loss (income) per statement of operations	$(1,126,496)	$(1,585,104)

DENOMINATOR FOR BASIC AND DILUTED EPS (LPS)
Weighted average shares of common stock outstanding-Basic	1,129,306,013	683,811,787

Basic EPS (LPS)	$(0.00)	$(0.00)
Weighted average shares of common stock outstanding-Fully diluted	1,129,306,013	683,811,787
Fully diluted EPS (LPS)	$(0.00)	$(0.00)

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In July 2010, the FASB issued Accounting Standards Update 2010-20, which amended “Receivables” (Topic 310).  ASU 2010-20 is intended to provide additional information to assist financial statement users in assessing an entity’s risk exposures and evaluating the adequacy of its allowance for credit losses.  The disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010.  The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010.  The amendments in ASU 2010-20 encourage, but do not require, comparative disclosures for earlier reporting periods that ended before initial adoption.  However, an entity should provide comparative disclosures for those reporting periods ending after initial adoption.  The adoption of ASU 2010-20 did not have a significant impact on the Company’s financial statements.

On December 21, 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-29, which impacts any public entity that enters into business combinations that are material on an individual or aggregate basis.  The guidance specifies that if a public entity presents comparative financial statements, the entity should disclose revenues and earnings of the combined entity as though the business combination(s) that occurred during the year had occurred at the beginning of the prior annual period when preparing the pro forma financial information for both the current and prior reporting periods.  The guidance also requires that pro forma disclosures be accompanied by a narrative description regarding the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in reported pro forma revenues and earnings.  This guidance is effective for business combinations consummated in periods beginning after December 15, 2010.  We do not believe the adoption of this guidance will have a material impact on our Financial Statements.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 2 - GOING CONCERN MATTERS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.  The Company has incurred substantial recurring losses, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has available cash and cash equivalents of approximately $836,480 at March 31, 2011, which it intends to utilize for working capital purposes and to continue developing its business.  To supplement its cash resources, the Company has secured alternative financing arrangements with two investment entities.  While the acquisition of cash through these programs is related to company performance, we believe we will have access to the necessary funds for us to execute our business plan.  However, we continue to incur significant operating losses which will result in the reduction of our cash position.  We cannot assure that we will be able to continue to obtain funding through the alternative financing arrangements and the lack thereof would have a material adverse impact on our business.  Moreover, any equity funding could be substantially dilutive to existing stockholders.  The aforementioned factors raise doubt about our ability to continue as a going concern.  In the event the Company is unable to continue as a going concern, it may pursue a number of different options, including, but not limited to, filing for protection under the federal bankruptcy code.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 3 – BACKLOG AND CONTRACTS IN PROCESS

Backlog at March 31, 2011, was $1,691,545, compared to $2,116,045 at December 31, 2010.  Once work commences, revenue is recognized upon delivery of the system or completion of the work.  Prior to 2009, revenue was recognized on a percentage of completion basis.  The Company has two remaining contracts in which revenue will be recognized in this manner.  The outstanding backlog value of the percentage of completion contracts is $325,000.  The following table summarizes the percentage of completion outstanding contracts:

Contract	Revenue		Amounts	Revenues in	Billings in excess
Amount	Recognized	Backlog	Billed	excess of Billings	of Revenues
Outstanding contracts at March 31, 2011
$231,257	$29,347	$201,910	$21,668	$7,679	$-
$287,029	$163,939	$123,090	$215,271	$-	$51,332

$518,286	$193,286	$325,000	$236,939	$7,679	$51,332

Outstanding contracts at December 31, 2010
$231,257	$29,347	$201,910	$21,668	$7,679	$-
$287,029	$163,939	$123,090	$215,271	$-	$51,332

$518,286	$193,286	$325,000	$236,939	$7,679	$51,332

NOTE 4 – SHORT TERM NOTE PAYABLE

The Company’s outstanding unsecured note bears a 12% interest rate and matured on December 15, 2003.  Both parties have entered a verbal agreement to extend the maturity date on this note indefinitely.  No accrued interest has been paid on this note to date.  As of March 31, 2011 and December 31, 2010, the balance due was $229,272 and $226,347, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

During 2011 and 2010, the Company had a consulting agreement with a current board member for corporate strategy and finance services.  The current agreement terminates on July 31, 2011.  During the three month period ended March 31, 2011 and 2010, the Company paid $-0- and $-0-, respectively.  At March 31, 2011 and December 31, 2010, the company accrued $72,000 and $288,000, respectively.

In 2009, the Company accrued salary expense and provided a severance package for the former Chief Executive Officer and current board member.  The balance due at March 31, 2011 and December 31, 2010 was $330,340 and $338,774, respectively.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 6 – LINE OF CREDIT

On August 5, 2010, the Company and Southridge Partners II, LP (“Southridge”) entered into an Equity Credit Agreement (the “Agreement”).  Pursuant to the Agreement, Southridge has agreed to provide the Company with up to $15,000,000 of funding during the 36-month period following the date a registration statement of the Company’s common stock is declared effective by the SEC (the “Equity Line”).  During this 36-month period, commencing on the date on which the SEC first declares effective our registration statement, the Company may request a draw down under the Equity Line by which the Company would sell shares of its common stock to Southridge, which is obligated to purchase the shares under the Agreement.  For each share of our common stock purchased under the Agreement, Southridge will pay ninety-five percent (95%) of the average of two lowest closing bid price of any two applicable trading days, consecutive or inconsecutive, during the five (5) trading day period (the “Valuation Period”) commencing the date a put notice (the “Put Notice”) is delivered to Southridge in a manner provided by the Agreement.  Subject to certain limitations and floor price reductions, the Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

During the three months ended March 31, 2011, the Company “put” 40,485,830 shares of common stock for $125,000.

NOTE 7 – CONVERTIBLE NOTES

On April 1, 2010, the Company issued a $600,000 Convertible Promissory Note that matures March 31, 2013, in exchange for a promissory note receivable.  The Promissory Note bears a onetime interest charge at a rate of 6% per annum and will be convertible into Company’s common stock at any time at a conversion rate of the higher of (a) 70% of the lowest closing price during the 20 trading days previous to the conversion or (b) par value of the Company’s common stock.

For presentation purposes, the Company offset the unpaid promissory note receivable against the carrying value of the Convertible Promissory Note.

In accordance with Accounting Standards Codification subtopic 470-20, Debt With Conversions and Other Options (“ASC 470-20”), the Company recognized an embedded beneficial conversion feature present in the reporting carrying value of the Convertible Promissory Note.  The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital.  The Company recognized and measured an aggregate of $489,195 of the proceeds, which is equal to the intrinsic value of the embedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note.  The debt discount attributed to the beneficial conversion feature is charged to income as interest expense ratably over the term of the note.

During the three months ended March 31, 2011, the Company issued an aggregate of 179,910,119 shares of its common stock in payment of $279,046 towards the Convertible Promissory Note.  As of March 31, 2011, the $600,000 and $36,000 added interest was converted to common stock.

For the three months ended March 31, 2011, the Company amortized the debt discount and charged $252,928 to interest expense.

As of December 31, 2010, $636,000 has been received on the related note receivable.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 7 – CONVERTIBLE NOTES (continued)

On June 14, 2010, the Company issued a $600,000 Convertible Promissory Note that matures June 13, 2013 in exchange for a promissory note receivable. The note bears a onetime interest charge at a rate of 6% per annum and will be convertible into Company’s common stock at any time at a conversion rate of the highest of a) 70% of the lowest closing price in the 20 trading days previous to the conversion or b) par value of the Company’s common stock.

For presentation purposes, the Company offset the unpaid promissory note receivable against the carrying value of the note.

In accordance with Accounting Standards Codification subtopic 470-20, Debt With Conversions and Other Options (“ASC 470-20”), the Company recognized an embedded beneficial conversion feature present in the reporting carrying value of the note.  The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital.  The Company recognized and measured an aggregate of $394,000 of the proceeds, which is equal to the intrinsic value of the embedded beneficial conversion feature, to additional paid-in capital and a discount against the note.  The debt discount attributed to the beneficial conversion feature is charged to income as interest expense ratably over the term of the note.

During the three months ended March 31, 2011, the Company issued an aggregate of 85,000,000 shares of its common stock in payment of $220,500 towards the note.

For the three months ended March 31, 2010, the Company amortized the debt discount and charged $211,949 to interest expense.

As of March 31, 2011, $394,000 has been received on the related note receivable.  The note bears 6% per annum interest and is due upon maturity.

On October 14, 2010, the Company issued a $600,000 Convertible Promissory Note that matures October 14, 2013, in exchange for a promissory note receivable.  The note bears a onetime interest charge at a rate of 6% per annum and will be convertible into Company’s common stock at any time at a conversion rate of the higher of (a) 70% of the lowest closing price during the 20 trading days previous to the conversion or (b) par value of the Company’s common stock.

For presentation purposes, the Company offset the unpaid promissory note receivable against the carrying value of the note.

In accordance with Accounting Standards Codification subtopic 470-20, Debt With Conversions and Other Options (“ASC 470-20”), the Company recognized an embedded beneficial conversion feature present in the reporting carrying value of the note.  The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital.  The Company recognized and measured an aggregate of $50,000 of the proceeds, which is equal to the intrinsic value of the embedded beneficial conversion feature, to additional paid-in capital and a discount against the note.  The debt discount attributed to the beneficial conversion feature is charged to operations as interest expense ratably over the term of the note.

For the three months ended March 31, 2011, the Company amortized the debt discount and charged $4,132 to interest expense.

As of March 31, 2011, $50,000 has been received on the related note receivable.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 8 – CAPITAL STOCK

The Company is authorized to issue 3,500,000,000 shares of common stock, par value $0.0001 per share.  In addition, the Company is authorized to issue 60,000,000 shares of preferred stock, par value $0.0001 per share.

As of March 31, 2011 and December 31, 2010, the Company had 1,275,581,369 and 970,185,420 shares of common stock issued and outstanding, respectively, and no shares of preferred stock issued and outstanding, respectively.

NOTE 9 – WARRANTS AND OPTIONS

Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company’s common stock at March 31, 2011:

Exercise Price	Number Outstanding	Warrants Outstanding Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise price	Number Exercisable	Warrants Exercisable Weighted Average Exercise Price
$0.0040	16,000,000	2.33	$0.0040	16,000,000	$0.0040
0.0075	69,530,574	2.34	0.0075	69,530,574	0.0075
0.0250	28,000,000	2.34	0.0250	28,000,000	0.0250
0.0900	600,000	1.96	0.0900	600,000	0.0900
0.2400	100,000	1.24	0.2400	100,000	0.2400
Total	114,230,574	2.27	$0.0189	114,230,574	$0.0119

Transactions involving the Company’s warrant issuance are summarized as follows:
	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2009	156,896,558	$0.0212
Granted	-
Exercised	(39,025,598)	(0.0064)
Canceled or expired	(1,436,000)	(0.08)
Outstanding at December 31, 2010	116,434,960	0.0189
Granted	-
Exercised	-	-
Canceled or expired	(2,204,386)	(0.3788)
Outstanding at March 31, 2011	114,230,574	$0.0119

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 9 – WARRANTS AND OPTIONS (continued)

During the year ended December 31, 2010, the Company issued an aggregate of 39,025,598 shares of common stock in exchange for the exercise of 39,869,261 warrants.  The exercise prices ranged from $0.004 to $0.0075, resulting in proceeds of $209,937.  A total of 5,433,966 warrants were exercised on a cashless basis.

Stock options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to employees and directors of the Company at December 31, 2010:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.00346	17,500,000	4.97	$0.00346	4,375,000	$0.00346
$0.00400	539,118,634	3.13	$0.00400	528,618,634	$0.00400
$0.00844	80,883,534	4.61	$0.00844	53,922,356	$0.00844
$0.02500	2,000,000	2.33	$0.02500	2,000,000	$0.02500
$0.02800	22,500,000	3.79	$0.02800	22,500,000	$0.02800
Total	662,002,168	3.34	$0.00541	611,415,990	$0.00535

Transactions involving stock options issued to employees are summarized as follows:

		Weighted Average
	Number of	Price
	Shares	Per Share
Outstanding at December 31, 2009:	624,726,818	$0.004
Granted	22,500,000	0.028
Exercised	(2,690,650)	(0.004)
Canceled or expired	(34,000)	(0.004)
Outstanding at December 31, 2010:	644,502,168	$0.004
Granted	17,500,000	0.00346
Exercised	-	-
Canceled or expired	-	-
Outstanding at March 31, 2011:	662,002,168	$0.00541

On January 14, 2010, the Company granted options to purchase 22,500,000 shares of the Company’s common stock to directors.  The option grants as approved by the Compensation Committee were fully vested when issued and the exercise price is $0.028 per share for five years.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 9 – WARRANTS AND OPTIONS (continued)

The fair value for these awards was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions, assuming no expected dividends:

Expected life (years)	5
Expected volatility	363.22%
Risk-free interest rate	2.51%
Dividend yield	—%

On January 10, 2011, the Company granted options to purchase 17,500,000 shares of the Company’s common stock to directors.  The option grants as approved by the Compensation Committee vest at 25% every three months from the date of issuance and the exercise price is $0.00346 per share for five years.

The fair value for these awards was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions, assuming no expected dividends:

Expected life (years)	5
Expected volatility	114.24%
Risk-free interest rate	1.93%
Dividend yield	—%

The aggregate fair value of vesting options of $352,733 and $1,021,110 was charged to current period operations for the three months ended March 31, 2011 and 2010, respectively.

NOTE 10 — FAIR VALUE

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.

•
Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2011

NOTE 10 — FAIR VALUE (continued)

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed is determined based on the lowest level input that is significant to the fair value measurement.

Items recorded or measured at fair value on a recurring basis in the accompanying financial statements consisted of the following items as of March 31, 2011:

	March 31, 2011
	Carrying
Financial instruments	Amount	Fair Value
Cash and cash equivalents	$836,480	$836,480
Accounts receivable	103,973	103,973
Accounts payable and accrued liabilities	(1,076,645)	(1,076,645)
	$(136,192)	$(136,192)

For cash and cash equivalents, accounts receivable, and accounts payable, the carrying amount approximates fair value because of the relative short maturity of those instruments.

The Company adopted the provisions of ASC 825-10 prospectively effective as of the beginning of Fiscal 2008.  For financial assets and liabilities included within the scope of ASC 825-10, the Company was required to adopt the provisions of ASC 825-10 prospectively as of the beginning of Fiscal 2009.  The adoption of ASC 825-10 did not have a material impact on our financial position or results of operations.

NOTE 10 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date that the financial statements were issued and determined no reportable event occurred.

MEDCLEAN TECHNOLOGIES, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Audit Committee
MedClean Technologies, Inc.
Bethel, Connecticut

We have audited the balance sheets of Medclean Technologies, Inc. (the Company) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medclean Technologies, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial recurring losses. This raises substantial doubt about the Company’s ability to meet its obligations and to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
March 23, 2011

MEDCLEAN TECHNOLOGIES, INC.
BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
Current assets
Cash	$182,046	$534,425
Accounts receivable, net of $24,693 and $15,589 allowance	202,646	144,117
Revenues in excess of billings	7,679	7,679
Inventory	332,833	155,843
Prepaid expenses	39,014	32,646
Total current assets:	764,218	874,710

Property, plant and equipment, net	123,339	212,801

Other assets:
Long term inventory	463,844	659,791
Deposits	32,808	32,808
Total other assets:	496,652	692,599

Total assets	$1,384,209	1,780,110

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$299,386	$205,742
Payroll liabilities	30,439	8,263
Accrued liabilities, related party	714,090	441,145
Deferred revenue	550,472	615,209
Billings in excess of revenue	51,332	278,964
Notes payable	226,347	214,647
Total current liabilities:	1,872,066	1,763,970

Long term debt:
Convertible notes, net of debt discount of $304,795	38,250	-
Total liabilities	1,910,316	1,763,970

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 60,000,000 shares authorized, none issued outstanding
Common stock, $0.0001 par value; 3,500,000,000 shares authorized; 970,185,420 and 675,478,445 shares issued and outstanding as of December 31, 2010 and 2009, respectively	97,019	67,548
Additional paid in capital	29,416,835	25,411,906
Accumulated deficit	(30,039,961)	(25,463,314)
Total stockholders’ equity(deficit):	(526,107)	16,140

Total liabilities and stockholders’ equity (deficit)	$1,384,209	$1,780,110

See the accompanying notes to these financial statements

MEDCLEAN TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
Revenues
Contract revenue earned	$-	$1,245,411
Sales and service revenues	896,993	1,301,595
Total revenues	896,993	2,547,006

Cost of sales	426,698	1,265,564

Gross profit	470,295	1,281,442

Operating expenses
Salaries and wages	2,860,805	4,499,228
General and administrative expenses	1,836,735	2,058,834
Depreciation	89,652	79,068
Total operating expenses	4,787,192	6,637,130

(Loss) income from operations	(4,316,897)	(5,355,688)

Other income and expenses
Loss on sale of equipment	-	(850)
Interest and other income	350	1,047
Interest expense	(260,100)	(13,024)

Net (Loss) Income before income taxes	(4,576,647)	(5,368,515)

Provision for income taxes (benefit)	-	-

Net (Loss) Income	$(4,576,647)	$(5,368,515)

(Loss) income per common share, basic	$(0.01)	$(0.01)

(Loss) income per common share, fully diluted basic	$(0.01)	$(0.01)

Weighted average common shares outstanding, basic	737,012,866	569,491,872

Weighted average common shares outstanding, fully diluted	737,012,866	569,491,872

See the accompanying notes to these financial statements

MEDCLEAN TECHNOLOGIES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE TWO YEARS ENDED DECEMBER 31, 2010

	Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Total
Balance, December 31, 2008	-	$-	561,542,968	$56,154	$20,988,502	$(20,094,799)	$949,857
Fair value of warrants and vested options issued for services rendered	-	-	-	-	3,264,179	-	3,264,179
Common stock issued in exchange for exercise of warrants and options	-	-	93,314,195	9,332	588,148	-	597,480
Common stock issued in connection with the sale of equity instruments	-	-	20,621,282	2,062	617,327	-	619,389
Fees paid in connection with the sale of equity instruments	-	-	-	-	(46,250)	-	(46,250)
Net loss	-	-	-	-	-	(5,368,515)	(5,368,515)
Balance, December 31, 2009	-	-	675,478,445	67,548	25,411,906	(25,463,314)	16,140
Common stock issued in exchange for exercise of warrants and options	-	-	40,872,585	4,087	216,538	-	220,625
Common stock issued in exchange for services rendered	-	-	16,000,000	1,600	226,040	-	227,640
Common stock issued for cash under put agreement	-	-	120,184,390	12,019	602,981	-	615,000
Common stock issued in settlement of convertible notes	-	-	117,650,000	11,765	345,190	-	356,955
Fair value of vested options for services rendered	-	-	-	-	2,060,985	-	2,060,985
Beneficial conversion feature relating to convertible promissory notes	-	-	-	-	553,195	-	553,195
Net loss	-	-	-	-	-	(4,576,647)	(4,576,647)
Balance, December 31, 2010	-	$-	970,185,420	$97,019	$29,416,835	$(30,039,961)	$(526,107)

See the accompanying notes to the financial statements

MEDCLEAN TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
Cash flows from operating activities:
Net loss	$(4,576,647)	$(5,368,515)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	95,031	96,308
Amortization of debt discount	248,400	-
Fair value of common stock, options and warrants issued for services rendered	2,288,625	3,883,568
Loss on disposal of fixed assets		850
(Increase) decrease in:
Accounts receivable	(68,529)	32,167
Bad Debt Expense	10,000	-
Inventory	18,957	70,717
Prepaid expenses	(6,368)	(7,721)
Long term deposits	-	5,452
Increase (decrease) in:
Accounts payable	105,344	(436,343)
Payroll liabilities	22,176	(382,594)
Accounts payable, accrued and payroll liabilities, related party	272,945	441,145
Deferred revenue	(64,737)	99,809
Billings in excess of revenue	(227,632)	37,034
Deposits payable	-	(386,428)
Net cash used in operating activities	(1,882,435)	(1,914,551)

Cash flows from investing activities:
Proceeds from sale of equipment	-	794
Purchase of equipment	(5,569)	(25,449)
Net cash used in investing activities	(5,569)	(24,655)

Cash flows from financing activities:
Proceeds (costs) from issuance of put agreements	615,000	(46,250)
Proceeds from exercise of warrants	220,625	597,480
Proceeds from issuance of convertible notes	700,000	-
Net cash provided by financing activities	1,535,625	551,230

(Decrease) increase in cash and cash equivalents	(352,379)	(1,387,976)

Cash and cash equivalents, beginning of period	534,425	1,922,401

Cash and cash equivalents, end of period	$182,046	$534,425

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,198	$1,324
Taxes	$-	$-

Non cash financing activities:
Common stock issued in settlement of convertible notes	$356,955	$-

See the accompanying notes to these financial statements

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements are as follows:

Basis and business presentation

The accompanying financial statements of MedClean Technologies, Inc. (“MCLN”) have been prepared in accordance with accounting principles generally accepted in the United States of America

Effective January 30, 2007, the Company changed its corporate name from General Devices, Inc. to Aduromed Industries, Inc. Effective January 23, 2006, the Company merged (the “Merger”) with Aduromed, whereby Aduromed became the wholly-owned subsidiary of the Company and the former holders of the equity in Aduromed became holders of equity in MCLN. Aduromed was the Company’s sole operating entity before it merged with and into the Company effective January 2, 2009.

Effective January 2, 2009, the Company changed its corporate name from Aduromed Industries, Inc. to MedClean Technologies, Inc. Also effective January 2, 2009, the Company merged its former wholly-owned subsidiary, Aduromed Corporation, with and into the Company.

MedClean is in the business of providing solutions for managing medical waste on-site including designing; selling, installing and servicing on-site (i.e. “ in-situ “) turnkey systems to treat regulated medical waste. The Company provides these systems to hospitals and other medical facilities as efficient, safe, cost effective and legally compliant solutions to incineration, off site hauling of untreated waste and other alternative treatment technologies and methodologies. The MedClean Series System is offered in three configurations: Containerized System, Mobile System and the Fixed System (our traditional fixed installation).

Estimates

The preparation of the accompanying financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassification

Certain amounts have been reclassified to conform with the current period presentation. Specifically, amounts previously classified as Inventory December 31, 2009 have been reclassified as Long Term Inventory. The amounts reclassified did not have an effect on the Company’s results of operations or shareholder’s equity.

Revenue recognition

The Company’s revenue  recognition policy is in accordance with the requirements of Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition,  (“SAB 104”), ASC Topic  605,  Accounting  for  Consideration  Given by a Vendor to a Customer (Including a Reseller of the Vendor’s  Products)  and other  applicable  revenue recognition  guidance and  interpretations.  System  revenue is recognized at the date of shipment to customers  when a formal  arrangement  exists,  the price is fixed  or  determinable,   the  delivery  is  completed,  no  other  significant obligations of the Company  exist and  collectability  is  reasonably  assured.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Unearned Revenues consist of cash received in advance for goods to be delivered at a future date. The Company records the payments received from customers as a liability until the products are delivered. Sales are recorded when the products are delivered.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The Company provides a one-year warranty on the systems it installs. The Company also obtains a one-year warranty on the system components from the component manufacturer, thereby mitigating potential warranty costs. Accordingly, the Company has accrued no reserve for warranty. On the installed base after the warranty term has expired, the Company offers a maintenance agreement of one or more years to the customer. The Customer is billed for, and pays for the maintenance agreement in advance. Revenues from such maintenance agreements are recognized ratably over the lives of the maintenance agreements, with the excess of the amount collected over the amount recognized as deferred revenue. At December 31, 2010 and 2009 the Company had $550,472 and $615,209 in deferred revenue from system installs and maintenance agreements.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits.  The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash. At December 31, 2010, the Company has cash balances on deposit in one account with a financial institution in excess of the federally insured limits.

 Segment information

Accounting Standards Codification (“ASC”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company applies the management approach to the identification of our reportable operating segment as provided in accordance with ASC. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Control by principal stockholders

The directors, executive officers, participants and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company’s assets.

Dependence on principal customer

For 2010 and going forward, the Company does not anticipate that the loss of any one customer will have a significant adverse impact on our business.

Accounts Receivable

The Company assesses the realization of its receivables by performing ongoing credit evaluations of its customers’ financial condition. Through these evaluations, the Company may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The Company’s reserve requirements are based on the best facts available to the Company and are reevaluated and adjusted as additional information is received. The Company’s reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but not limited to, current economic trends, historical payment and bad debt write-off experience. Allowance for doubtful accounts for accounts and notes receivable was $24,693 and $15,589 as of December 31, 2010 and 2009, respectively.

Fair Values

The Company measures and discloses the fair value of assets and liabilities required to be carried at fair value in accordance with ASC subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”). ASC 820-10 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. Refer to Footnote 12 for further discussion regarding fair valuation

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 10 years.

 Long-Lived Assets

The Company has adopted ASC 360-10. ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Inventory

The Company maintains an inventory, which consists primarily of component parts, spare parts and consumable goods.  The average cost method is utilized in valuing the inventory, and is stated at the lower of cost or market.

Income Taxes

The Company has adopted ASC subtopic 740-10, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Net Loss per Share

The Company has adopted ASC subtopic 260-10, which specifies the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share have been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are anti-dilutive.

Stock based compensation

The Company has adopted ASC subtopic 718-10, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

As more fully described in Note 8 below, the Company granted equity based compensation over the years to employees of the Company under its equity plans.  The Company granted non-qualified stock options to purchase 22,500,000 and 551,883,534 shares of common stock during the year ended December 31, 2010 and 2009, respectively, to employees and directors of the Company.

Fair Value of Financial Instruments

ASC subtopic 825-10 requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In December 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. This ASU updates ASC Topic 350, Intangibles—Goodwill and Other, to amend the criteria for performing Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts and requires performing Step 2 if qualitative factors indicate that it is more likely than not that a goodwill impairment exists. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company does not currently have any reporting units with zero or negative carrying values.

In December 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-29—Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. This ASU addresses the diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendments in this update affect any public entity that enters into business combinations that are material on an individual or aggregate basis. The adoption of ASU No. 2010-29 did not have material impact on our financial statements.

In January 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-01—Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructuring in Update No. 2010-20. The amendments in this Update apple to all public entity creditors that modify financing receivables within the scope of the disclosure requirements about troubled debt restructurings in Update 2010-20. The adoption of ASU No. 2011-01 will not have material impact on our financial statements

In July 2010, the FASB issued Accounting Standards Update 2010-20, which amends “Receivables” (Topic 310). ASU 2010-20 is intended to provide additional information to assist financial statement users in assessing an entity’s risk exposures and evaluating the adequacy of its allowance for credit losses. The disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The amendments in ASU 2010-20 encourage, but do not require, comparative disclosures for earlier reporting periods that ended before initial adoption. However, an entity should provide comparative disclosures for those reporting periods ending after initial adoption. The Company did not have a significant impact on its financial statements with the adoption of ASU 2010-20.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 2 - GOING CONCERN MATTERS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company has incurred substantial recurring losses, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has available cash and cash equivalents of approximately $182,046 at December 31, 2010 which it intends to utilize for working capital purposes and to continue developing its business. To supplement its cash resources, the Company has been pursuing a number of alternative financing arrangements with various investment entities. We are currently looking to secure additional working capital to provide the necessary funds for us to execute our business plan through various sources, including bank facilities, bridge loans and equity offerings. However, we continue to incur significant operating losses and the resultant reduction of our cash position.  We cannot assure that we will be able to obtain additional funding, and the lack thereof would have a material adverse impact on our business. Moreover, any equity funding could be substantially dilutive to existing stockholders. The aforementioned factors raise substantial doubt about our ability to continue as a going concern. In the event the Company is unable to continue as a going concern it may pursue a number of different options, including, but not limited to, filing for protection under the federal bankruptcy code.

NOTE 3 - INVENTORIES

The following table summarizes total inventory as of December 31, 2010 and December 31, 2009:

	2010	2009
Component & spare parts	$767,425	$767,325
Consumables	29,252	30,980
Advance payments		17,329
Total inventory	$796,677	$815,634
Less current portion	332,833	155,843
Inventory, long term portion	$463,844	$659,791

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 2010 and 2009 are as follows:

	2010	2009
Office Furniture	$170,094	$164,524
Computers and Accessories	208,802	208,802
Leasehold Improvements	135,380	135,380
	514,276	508,706
Accumulated Depreciation	390,937	295,905
	$123,339	$212,801

The Company uses the straight-line method of depreciation over 3 to 10 years. During the years ended December 31, 2010 and 2009, depreciation expense charged to operations was $95,031 and $96,308, respectively, of which $5,379 and $17,240 was included as part of cost of sales, respectively.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 4 – BACKLOG AND CONTRACTS IN PROCESS

Backlog at December 31, 2010 was $2,116,045 compared to $1,064,657 at December 31, 2009. Once work commences, revenue is recognized upon delivery of the system or completion of the work.  Prior to 2009, revenue was recognized on a percentage of completion, the company has two remaining contracts where revenue will be recognized in this manner.  The outstanding backlog value of the percentage of completion contracts is $325,000.   The following table summarizes the percentage of completion outstanding contracts:

Contract	Revenue		Amounts	Revenues in	Billings in excess
Amount	Recognized	Backlog	Billed	excess of Billings	of Revenues
Outstanding contracts at December 31, 2010
$231,257	$29,347	$201,910	$21,668	$7,679	$-
$287,029	$163,939	$123,090	$215,271	$-	$51,332

$518,286	$193,286	$325,000	$236,939	$7,679	$51,332

Outstanding contracts at December 31, 2009
$231,257	$29,347	$201,910	$21,668	$7,679	$-
$287,029	$163,939	$123,090	$215,271	$-	$51,332
$282,948	$-	$282,948	$188,632	$-	$188,632
$78,000	$-	$78,000	$39,000		$39,000

$879,234	$193,286	$685,948	$464,571	$7,679	$278,964

NOTE 5 – SHORT TERM NOTE PAYABLE

The Company’s outstanding unsecured note bears a 12% interest rate and matured on December 15, 2003. Both parties have entered a verbal agreement to extend the maturity date on this note indefinitely. No accrued interest has been paid on this note to date. As of December 31, 2010 and 2009 the balance due was $226,347 and $214,647.

NOTE 6 – RELATED PARTY TRANSACTIONS

During 2010 and 2009, the Company had a consulting agreement with a current Board member for corporate strategy and finance services.  The current agreement terminates on July 31, 2011.  During the year ended December 31, 2010 and 2009 the Company paid $0 and $96,000 respectively.  During the year ended December 31, 2010 and 2009 the company accrued $288,000 and $48,000 respectively.

In 2009 the Company accrued salary expense and a severance package for the former CEO and current Board member.  The balance due at December 31, 2010 and 2009 was $338,774 and $362,093 respectively.

NOTE 7 – LINE OF CREDIT

On August 5, 2010, the Company and Southridge Partners II, LP (“Southridge”) entered into an Equity Credit Agreement (the “Equity Credit Agreement”). Pursuant to the Agreement, Southridge has agreed to provide the Company with up to $15,000,000 of funding during the 36-month period following the date a registration statement of the Company’s common stock is declared effective by the SEC (the “Equity Line”).  During this 36-month period, commencing on the date on which the SEC first declares effective our registration statement, the Company may request a draw down under the Equity Line by which the Company would sell shares of its common stock to Southridge, which is obligated to purchase the shares under the Equity Line Agreement. For each share of our common stock purchased under the Equity Credit Agreement, Southridge will pay ninety-five percent (95%) of the average of two lowest closing bid price of any two applicable trading days, consecutive or inconsecutive, during the five (5) trading day period (the “Valuation Period”) commencing the date a put notice (the “Put Notice”) is delivered to Southridge in a manner provided by the Equity Credit Agreement.  Subject to certain limitations and floor price reductions, the Company may, at its sole discretion, issue a Put Notice to Southridge and Southridge will then be irrevocably bound to acquire such shares.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 7 – LINE OF CREDIT (continued)

During the year ended December 31, 2010, the Company “put” 120,184,387 shares of common stock for $615,000.

NOTE 8 – CONVERTIBLE NOTES

On April 1, 2010, the Company issued a $600,000 Convertible Promissory Note that matures March 31, 2013 in exchange for a promissory note receivable. The Promissory Note bears a onetime interest charge at a rate of 6% per annum and will be convertible into Company’s common stock at any time at a conversion rate of the highest of a) 70% of the lowest closing price in the 20 trading days previous to the conversion or b) par value of the Company’s common stock.

For presentation purposes, the Company offset the unpaid promissory note receivable against the carrying value of the Convertible Promissory Note.

In accordance with Accounting Standards Codification subtopic 470-20, Debt With Conversions and Other Options (“ASC 470-20”), the Company recognized an embedded beneficial conversion feature present in the reporting carrying value of the Convertible Promissory Note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $453,195 of the proceeds, which is equal to the intrinsic value of the embedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is charged to income as interest expense ratably over the term of the note.

During the year ended December 31, 2010, the Company issued an aggregate of 117,650,000 shares of its common stock in payment of $356,955 towards the Convertible Promissory Note.

For the year ended December 31, 2010, the Company amortized the debt discount and charged $236,267 to interest expense.

As of December 31, 2010, $600,000 has been has been received on the related note receivable.

On June 14, 2010, the Company issued a $600,000 Convertible Promissory Note that matures June 13, 2013 in exchange for a promissory note receivable. The Promissory Note bears a onetime interest charge at a rate of 6% per annum and will be convertible into Company’s common stock at any time at a conversion rate of the highest of a) 70% of the lowest closing price in the 20 trading days previous to the conversion or b) par value of the Company’s common stock.

For presentation purposes, the Company offset the unpaid promissory note receivable against the carrying value of the Convertible Promissory Note.

In accordance with Accounting Standards Codification subtopic 470-20, Debt With Conversions and Other Options (“ASC 470-20”), the Company recognized an embedded beneficial conversion feature present in the reporting carrying value of the Convertible Promissory Note. The Company allocated a portion of the proceeds equal to the  intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $50,000 of the proceeds, which is equal to the intrinsic value of the embedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is charged to  income as interest expense ratably over the term of the note.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 8 – CONVERTIBLE NOTES (continued)

For the year ended December 31, 2010, the Company amortized the debt discount and charged $8,552 to interest expense.

As of December 31, 2010, $50,000 has been received on the related note receivable.  The note bears 6% per annum interest and is due upon maturity

On October 14, 2010, the Company issued a $600,000 Convertible Promissory Note that matures October 14, 2013 in exchange for a promissory note receivable. The Promissory Note bears a onetime interest charge at a rate of 6% per annum and will be convertible into Company’s common stock at any time at a conversion rate of the highest of a) 70% of the lowest closing price in the 20 trading days previous to the conversion or b) par value of the Company’s common stock.

For presentation purposes, the Company offset the unpaid promissory note receivable against the carrying value of the Convertible Promissory Note.

In accordance with Accounting Standards Codification subtopic 470-20, Debt With Conversions and Other Options (“ASC 470-20”), the Company recognized an embedded beneficial conversion feature present in the reporting carrying value of the Convertible Promissory Note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $50,000 of the proceeds, which is equal to the intrinsic value of the embedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is charged to operations as interest expense ratably over the term of the note.

For the year ended December 31, 2010, the Company amortized the debt discount and charged $3,581 to interest expense.

As of December 31, 2010, $50,000 has been received on the related note receivable.

NOTE 9 – CAPITAL STOCK

The Company is authorized to issue 3,500,000,000 shares of common stock, with a $0.0001 par value per share as of April 22, 2009 as approved by the majority of the Company stockholders. Prior to the April 22, 2009 share increase, the Company was authorized to issue 1,400,000,000 shares of common stock with a $0.0001 par value per share. In addition, the Company is authorized to issue 60,000,000 shares of preferred stock with a $0.0001 par value per share.

Preferred stock

The Company is authorized to issue 60,000,000 shares of preferred stock at $0.0001 par value. As of December 31, 2010 and 2009, there was no preferred stock outstanding.

Common stock

During 2010 and 2009, the Company issued 40,872,585 and 93,314,195 shares of common stock as a result of warrant and option conversions.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 9 – CAPITAL STOCK (continued)

In December 2009, the Company issued an aggregate of 20,621,282 shares of its common stock in connection for services rendered.  The shares were valued at approximately $0.03 for a total value of $619,389.

During the year ended December 31, 2010, the Company issued an aggregate of 16,000,000 shares of its common stock in exchange for services rendered.  The valuations of common stock issued for services were based on the value of the services rendered, which did not differ materially from the fair value of the common stock during the period the services were rendered. The total value of the shares was $187,460.

As of December 31, 2010 and 2009, the Company had 970,185,420 and 675,478,445 shares of common stock issued and outstanding.

NOTE 10 – WARRANTS AND OPTIONS

Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company’s common stock at December 31, 2010:
Exercise Price	Number Outstanding	Warrants Outstanding Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise price	Number Exercisable	Warrants Exercisable Weighted Average Exercise Price
$0.0040	16,000,000	2.58	$0.0040	16,000,000	$0.0040
0.0075	69,530,574	2.59	0.0075	69,530,574	0.0075
0.0250	28,000,000	2.59	0.0250	28,000,000	0.0250
0.0900	600,000	2.21	0.0900	600,000	0.0900
0.2400	100,000	1.49	0.2400	100,000	0.2400
0.3788	2,204,386	0.06	0.3788	2,204,386	0.3788
Total	116,434,960	2.52	$0.0189	116,434,960	$0.0189

Transactions involving the Company’s warrant issuance are summarized as follows:
	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2008	414,576,110	$0.0265
Granted	167,419,113
Exercised	(90,260,439)
Canceled or expired	(334,838,226)
Outstanding at December 31, 2009	156,896,558	0.0212
Granted	-
Exercised	(39,025,598)	(0.0064)
Canceled or expired	(1,436,000)	(0.08)
Outstanding at December 31, 2010	116,434,960	$0.0189

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 10 – WARRANTS AND OPTIONS (continued)

On June 30, 2009, pursuant to its private offer to exchange all of the Company’s existing Common Stock Purchase Warrants with Initial Exercise Dates between July 11, 2008 and August 29, 2008 (“Existing Warrants”) for newly issued Common Stock Purchase Warrants with a new lower exercise price of $0.0075 per share, exercisable for one-half the original number of shares of our common stock, par value $0.0001 per share (“Common Stock”), and without a “cashless exercise” right exchanged 334,838,226 Existing Warrants for 167,419,113 common stock purchase warrants with an exercise price of $0.0075 per share and 28,000,000 common stock purchase warrants with an exercise price of $0.025 remain outstanding.  The fair value of the newly issued common stock warrants, determined using the Black-Scholes Option Pricing Model did not exceed the fair value of the existing warrants at the time of the exchange.

In December 2009, the Company issued an aggregate of 87,898,529 shares of common stock in exchange for the exercise of 90,260,439 warrants.  The exercise prices ranged from $0.004 to $0.0075 resulting in proceeds of $597,480. 13,066,034 warrants were exercised on a cashless basis.

During the year ended December 31, 2010, the Company issued an aggregate of 39,025,598 shares of common stock in exchange for the exercise of 39,869,261 warrants.  The exercise prices ranged from $0.004 to $0.0075 resulting in proceeds of $209,937. 5,433,966 warrants were exercised on a cashless basis.

Stock options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to employees and directors of the Company at December 31, 2010:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.00400	539,118,634	3.38	$0.00400	528,613,634	$0.00400
$0.00844	80,883,534	4.86	$0.00844	53,922,356	$0.00844
$0.02500	2,000,000	2.58	$0.02500	2,000,000	$0.02500
$0.02800	22,500,000	4.04	$0.02800	22,500,000	$0.02800
Total	644,502,168	3.59	$0.00546	607,035,990	$0.00535

Transactions involving stock options issued to employees are summarized as follows:
		Weighted Average
	Number of	Price
	Shares	Per Share
Outstanding at December 31, 2008:	78,358,950	$0.072
Granted	551,883,534	0.00467
Exercised	—
Canceled or expired	(5,515,666)
Outstanding at December 31, 2009:	624,726,818	$0.004
Granted	22,500,000	0.028
Exercised	(2,690,650)	(0.004)
Canceled or expired	(34,000)	(0.004)
Outstanding at December 31, 2010:	644,502,168	$0.00546

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 10 – WARRANTS AND OPTIONS (continued)

On May 1, 2009, the Company granted options to purchase 471,000,000 shares of the Company’s common stock in consideration of employees accepting no and or reduced cash compensation for a specified period of time. The option grants as approved by the Compensation Committee were fully vested when issued and the exercise price is $0.004 per share.

The fair value for these awards was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions, assuming no expected dividends:

Expected life (years)	5
Expected volatility	255.30%
Risk-free interest rate	1.98%
Dividend yield	—%

During the year ended December 31, 2009, the Company re-priced certain employee options initially with exercise prices from $0.05 to $0.557 to $0.004 per share with other terms remaining the same.  The fair value of the fully vested re-priced options was charged to current period operations.

The fair values of the fully vested re-priced employee options were determined using the Black Scholes option-pricing model with the following assumptions:
Dividend yield:	-0-%
Volatility	255.30%
Risk free rate:	1.98%

The expected volatilities are based on the historical volatility of the Company’s common stock.  The observation is made on a daily basis.  The observation period covered is consistent with the expected life of the options.  The expected life of stock options is based on the minimum vesting period required.  The risk-free rate is consistent with the expected terms of the stock options and is based on the United States Federal Reserve data system yield curve in effect at the time of grant.

On November 11, 2009, the Company granted an aggregate of 80,883,534 employee options vesting over three years with an exercise price of $0.00844 to purchase the Company’s common stock over five to seven years.

The fair value for these awards was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions, assuming no expected dividends:

Expected life (years)	5 to 7
Expected volatility	437.29%
Risk-free interest rate	2.31 to 3.01%
Dividend yield	—%

On January 14, 2010, the Company granted options to purchase 22,500,000 shares of the Company’s common stock to directors. The option grants as approved by the Compensation Committee were fully vested when issued and the exercise price is $0.028 per share for five years.

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 10 – WARRANTS AND OPTIONS (continued)

The fair value for these awards was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions, assuming no expected dividends:

Expected life (years)	5
Expected volatility	363.22%
Risk-free interest rate	2.51%
Dividend yield	—%

The aggregate fair value of vesting options of $2,060,985 and $3,264,179 was charged to current period operations for the year ended December 31, 2010 and 2009, respectively.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases office equipment and vehicles under operating leases with terms ranging from 13 months to 60 months. The annual non-cancelable operating lease payments on these leases are as follows:

2011	$11,870
2012	-
2013	-
2014	-
2015	-
Thereafter	-
$11,870

On November 1, 2008 the Company commenced leasing a four office suite in Scotch Plains, NY for $3,710 per month for 12 twelve months. The one year lease commences November 1, 2008 and terminated October 31, 2009.

On November 1, 2008, the Company began leasing the remaining 11,834 sq. ft. of space at its existing facility in Bethel, CT. The lease is a triple net lease commencing November 1, 2008 and terminating October 31, 2011. The base rent for the first year is $5.50 per sq. ft. with 3% increases for each of the following two years. The additional space will be used to assemble our mobile and containerized systems.

The Company entered into a lease agreement for 11,856 square feet of office and operations space in Bethel, Connecticut. Rent commenced on May 1, 2006 and currently costs of $10,621 per month plus taxes and certain other fees. The lease is for a ten-year term with two subsequently renewable five-year terms.

The straight line monthly expense in accordance with ASC 840-20, Leases, operating leases; is $18,431 and the annual non-cancelable lease payments on the two leases are:
2011	209,950
2012	132,392
2013	135,356
2014	138,320
2015	141,679
Thereafter	47,622
$805,319

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 11 – COMMITMENTS AND CONTINGENCIES (continued)

Litigation

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of December 31, 2010.

Employee and consulting contracts

The Company has consulting agreements with outside contractors to provide certain marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE 12 – LOSS PER SHARE

The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding for the period. Convertible promissory notes, outstanding warrants and vested options for the year ending December 31, 2010 and 2009 amounting to 799,4126,100 and 548,357,252 respectively were not included in the calculation for net loss per common share because it would be antidilutive.

The numerator and denominator used in the basic and diluted loss per share of common stock computations are presented in the following table:
	2010	2009
NUMERATOR FOR BASIC AND DILUTED EPS (LPS)
Net loss per statement of operations	$(4,576,647)	$(5,368,515)
DENOMINATOR FOR BASIC AND DILUTED EPS (LPS)
Weighted average shares of common stock outstanding	737,012,866	569,491,872
Basic and diluted EPS (LPS)	$(0.01)	$(0.01)

NOTE 13 – INCOME TAXES

Income tax expense (benefit) consists of the following:
	Year ended December 31,
	2010		2009
Current	$		$
Federal		-		-
State		-		-
		-		-
Deferred
Federal		(1,514,887)		(1,878,980)
State		(335,439)		(416,060)
		(1,850,326)		(2,295,040)

Current and deferred		(1,850,326)		(2,295,040)
Valuation allowance		1,850,326		2,295,040
Total		$-		$-

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 13 – INCOME TAXES (continued)

A reconciliation of income tax benefit to the amount computed using statutory federal rates is as follows:

	Year ended December 31,
	2010	2009
Tax at federal statutory rate of 35%	$(1,601,827)	$(1,878,980)
Non-deductible expenses and debt discount	86,940	-
State income tax (benefit)	(335,439)	(416,060)
Change in allowance	1,850,326	2,295,040
	$-	$-

The Company has implemented ASC subtopic 740-10, which provides for a liability approach to accounting for income taxes. Total deferred tax assets and liabilities at December 31 are as follows:

	2010	2009
Deferred tax assets-NOL	$(8,173,067)	$(7,316,578)
Deferred tax assets-stock options, warrants, stock for services	(4,562,851)	(3,569,014)
Total deferred tax assets	$(12,735,918)	$(10,885,592)
Valuation allowance	12,735,918	10,885,592
Net deferred tax assets	$-	$-

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

The Company has available at December 31, 2010 unused federal and state net operating loss carry forwards totaling $19,000,000 that may be applied against future taxable income that expire in the years 2011 through 2025. The tax benefit of these net operating loss carry forwards, based on an effective combined federal and state composite tax rate of 42.75% is approximately $8,173,000. Management believes it is more likely than not that all of the deferred tax asset will not be realized.  A valuation allowance has been provided for the entire deferred tax benefit.

NOTE 14 — FAIR VALUE

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

MEDCLEAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 14 — FAIR VALUE (continued)

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed is determined based on the lowest level input that is significant to the fair value measurement.

Items recorded or measured at fair value on a recurring basis in the accompanying financial statements consisted of the following items as of December 31, 2010:

	December 31, 2010
	Carrying
Financial instruments	Amount	Fair Value
Cash and cash equivalents	$182,046	$182,046
Accounts receivable, net	202,646	202,646
Accounts payable and accrued liabilities	299,386	299,386
Total:	$684,078	$684,078

For cash and cash equivalents, accounts receivable, and accounts payable, the carrying amount approximates fair value because of the relative short maturity of those instruments.

The Company adopted the provisions of ASC 825-10 prospectively effective as of the beginning of Fiscal 2008.  For financial assets and liabilities included within the scope of ASC 825-10, the Company will be required to adopt the provisions of ASC 825-10 prospectively as of the beginning of Fiscal 2009.  The adoption of ASC 825-10 did not have a material impact on our financial position or results of operations.

NOTE 15 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 23, 2010, the date the financial statements were issued.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling stockholders.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this Prospectus speaks as of the effective date of the Registration Statement.  Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

400,000,000
Shares of
Common Stock

MEDCLEAN TECHNOLOGIES, INC.

PROSPECTUS

, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Filing Fee	$185.76
Legal Fees and Expenses	$15,000	*
Accounting Fees and Expenses	$10,000	*
Miscellaneous Expenses	$5,000	*
Total	$30,185.76	*
* Estimate

Indemnification of Directors and Officers

The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Under the Delaware General Corporation Law, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Our Certificate of Incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of the directors’ duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director’s duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director’s breach of the duty of care.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Recent Sales of Unregistered Securities

•
Effective June 27, 2007, the Company entered into a secured loan arrangement with various investors for gross proceeds of $1,275,000. The notes evidencing the loan have an original issue discount of 10%, bear interest at 12% per annum and have a maturity of sixth months. These loans are secured by the assets of the Company and are guaranteed by the Company’s wholly-owned subsidiary, Aduromed Corporation. In connection with the loan the investors will also receive five year warrants to purchase a total of 2,550,000 shares of the Company’s common stock at a price of $0.38 per share (“Loan Warrants”).  In the event that the Company consummates a financing involving the issuance of the Company’s common stock or securities convertible into such common stock and accompanying warrants (“Financing Warrants”) with gross proceeds of at least $1,500,000, the exercise price and anti-dilution provisions of the Loan Warrants will be reset to match the terms of the Financing Warrants.

The net proceeds of the loan, estimated at $1,047,175 after discounts, placement fees and expenses, were utilized for working capital and general corporate purposes.

We had retained Carter Securities, LLC (“Carter”) to serve as our placement agents for the loan. For its services, Carter received a placement fee of $80,325, warrants to purchase 229,500 shares of Company common stock at an exercise price of $0.38 per share exercisable for five years (“Placement Agent Warrants”), and subject to the same reset terms as the Loan Warrants. The Company is obligated to file a registration statement with the Commission with respect to the common stock shares issuable pursuant to the Loan Warrants and the Placement Agent Warrants.

The Loan Warrants, Financing Warrants, and Placement Agent Warrants and shares of our common stock underlying the Loan Warrants, Financing Warrants, and Placement Agent Warrants qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

•
Effective August 23, 2007, outstanding promissory notes of the Company’s wholly-owned subsidiary, Aduromed Corporation, payable to Mr. George Bucci in the principal amount of $91,347.55 and Mr. John Augustyn in the principal amount of $37,952.62 where converted into shares of common stock of the Company. Both notes were converted based upon the closing price of the Company’s common stock on August 23, 2007 of $0.23 per share, and resulted in the issuance of 397,163 shares to Mr. Bucci and 165,011 shares to Mr. Augustyn. The Company did not receive any cash proceeds from these issuances.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

•
Pursuant to an agreement dated August 23, 2007, the Company engaged Mr. Joseph Esposito as a corporate and business development advisor. During the months from August 2007 until June 2008, the Company issued a total of 750,000 shares of the Company’s common stock to Mr. Esposito as part of Mr. Esposito’s compensation package as an advisor to the Company. The Company did not receive any cash proceeds from these issuances.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

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Effective December 27, 2007, in consideration for the issuance of additional warrants for the purchase of a total of 2,450,000 shares of the Company’s common stock, holders of $1,225,000 in principal amount of such secured loan arrangement agreed to extend the maturity of such loan to June 30, 2008. Such warrants will have a five year term and an exercise price equal to the exercise price of warrants issued in the Company’s next financing involving the issuance of the Company’s common stock or securities convertible into such common stock with proceeds of $2,000,000 or more (a “Qualified Financing”). As additional consideration for agreeing to such extension these holders were given the right to convert the principal amount of their secured notes into common stock of the Company prior to the Company’s next Qualified Financing at a conversion price equal to one-half of the closing market price of such common stock on the day of conversion. The Company did not receive any cash proceeds from these issuances.

The warrants, the shares of common stock underlying the warrants and the holders’ rights to convert the principal amount of their secured notes into common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

•
Effective March 17, 2008, in partial consideration for their participation in an accounts receivable purchase from the Company, the Company issued to existing individual shareholders warrants for the purchase of 600,000 shares of the Company’s common stock. These are five year warrants and have an exercise price of $0.09 per share, the closing marker process for the common stock as of March 17, 2008. The proceeds of this transaction were utilized for working capital and general corporate purposes.

The warrants and shares of common stock underlying the warrants qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

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Effective as of July 10, 2008, the Company, the Company’s wholly-owned subsidiary, Aduromed Corporation, Pequot Capital Management, Inc., on behalf of various funds managed by Pequot (the “Pequot Funds”), Sherleigh Associates Inc. Defined Benefit Pension Plan, holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008, and Mr. Joseph Esposito, corporate and business development advisor to the Company entered into a Master Restructuring Agreement (“MRA”) regarding their respective investments in the Company.

Pursuant to the terms of the MRA, $350,000 of the new money investment was invested into the Company on July 11, 2008 and the balance of the new money was invested into the Company as of August 4, 2008 or such other time as the parties shall mutually agree. The proceeds of this transaction were utilized for working capital and general corporate purposes. The investors participating in this tranche 1 funding and the securities they received are set forth in the following table:

New Investor	Amount of Tranche 1 Investment	Number of Shares of Common Stock to be Issued in Tranche 1	Number of Shares of Common Stock Subject to Common Stock Purchase Warrants to be Issued in Tranche 1
Pequot Funds	$182,000	18,353,644	13,313,644
Sherleigh Defined Benefit Plan	$98,000	3,920,000	3,920,000
Ronald I. Heller IRA	$35,000	1,400,000	1,400,000
E4 LLC/Joseph Esposito	$35,000	2,800,000	2,800,000
Total	$350,000	26,473,644	21,433,644

Reference is made to the Master Restructuring Agreement, dated as of July 10, 2008 (the “MRA”), entered into among the Company, the Company’s wholly-owned subsidiary, Aduromed Corporation, Pequot Capital Management, Inc., on behalf of various funds managed by Pequot, Sherleigh Associates Inc. Defined Benefit Pension Plan, holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008, and Mr. Joseph Esposito, corporate and business development advisor to the Company.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

•
On July 25, 2008 an investor funded an additional $250,000 into tranche 1 of the transactions contemplated by the MRA and received 10,000,000 shares of the Company’s Common Stock and Common Stock Purchase Warrants to purchase 10,000,000 shares of the Company’s Common Stock at an exercise price of $0.025 per share. These warrants are exercisable for five years from the date of issue.

The net proceeds of the investment were $230,000 after placement fees and will be utilized for working capital and general corporate purposes. Carter Securities, LLC served as our placement agent for this investment and received a placement fee.

In connection with the foregoing issuance of common stock, warrants and common stock underlying the warrants, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act, as amended, and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

•
Reference is made to the Master Restructuring Agreement, dated as of July 10, 2008 (the “MRA”), entered into among the Company, the Company’s wholly-owned subsidiary, Aduromed Corporation, Pequot Capital Management, Inc., on behalf of various funds managed by Pequot, Sherleigh Associates Inc. Defined Benefit Pension Plan, holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008, and Mr. Joseph Esposito, corporate and business development advisor to the Company.

Pursuant to the terms of the MRA, $350,000 of new money was invested into the Company as of July 11, 2008, $250,000 of new money was invested into the Company as of July 25, 2008, $3,205,000 of new money was invested into the Company as of August 4, 2008, $600,000 of new money was invested into the Company as of August 7, 2008, $250,000 of new money was invested into the Company as of August 12, 2008, $210,000 of new money was invested into the Company as of August 12, 2008, $25,000 of new money was invested into the Company as of August 28, 2008, and $56,000 of new money was invested into the Company as of August 29, 2008. The total net proceeds to date after placement fees are $4,868,000. These investors received a total of 347,147,890 shares of Common Stock and Common Stock Purchase Warrants to purchase a total of 264,777,455 shares of Common Stock at a purchase price of $0.025 per share, exercisable for five years. Existing securities holders of the Company including the Pequot Funds, Sherleigh and the Bridge Loan Holders converted their securities into 179,053,415 shares of Common Stock and Common Stock Purchase Warrants to purchase a total of 124,060,769 shares of Common Stock at a purchase price of $0.025 per share, exercisable for five years. The proceeds of this transaction were utilized for working capital and general corporate purposes.

In connection with the foregoing issuance of common stock, warrants and common stock underlying the warrants, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act, as amended, and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

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Pursuant to a Stock Option Agreement dated August 4, 2008, the Company, in order to facilitate the purpose of the MRA and under the terms of the Company’s 2008 Non-Statutory Stock Option Plan, granted stock options for the right to purchase 12,000,000 shares of the Company’s Common Stock to Mr. Joseph Esposito at an exercise price of $0.025 per share.  The 12,000,000 shares vest in the following timeline: (i) 4,000,000 shares vested on August 4, 2008; (ii) 4,000,000 vested on August 4, 2009; and (iii) 4,000,000 shares vested on August 4, 2010.

In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

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Pursuant to a Stock Option Agreement dated August 4, 2008, the Company, in order to facilitate the purpose of the MRA and under the terms of the Company’s 2008 Non-Statutory Stock Option Plan, granted stock options for the right to purchase 10,000,000 shares of the Company’s Common Stock to Mr. Damien Tanaka at an exercise price of $0.025 per share.  The 10,000,000 shares vest in the following timeline: (i) 3,333,333 shares vested on August 4, 2008; (ii) 3,333,333 vested on August 4, 2009; and (iii) 3,333,334 shares vested on August 4, 2010.

In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

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Pursuant to a Stock Option Agreement dated August 4, 2008, the Company, in order to facilitate the purpose of the MRA and under the terms of the Company’s 2008 Non-Statutory Stock Option Plan, granted stock options for the right to purchase 5,000,000 shares of the Company’s Common Stock to Mr. Kevin Dunphy at an exercise price of $0.025 per share.  The 5,000,000 shares vest in the following timeline: (i) 1,666,666 shares vested on August 4, 2008; (ii) 1,666,666 vested on August 4, 2009; and (iii) 1,666,668 shares vested on August 4, 2010.

In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

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Pursuant to a Stock Option Agreement dated August 4, 2008, the Company, in order to facilitate the purpose of the MRA and under the terms of the Company’s 2008 Non-Statutory Stock Option Plan, granted stock options for the right to purchase 16,000,000 shares of the Company’s Common Stock to Mr. Scott Grisanti at an exercise price of $0.025 per share.  The 16,000,000 shares vest in the following timeline: (i) 5,333,333 shares vested on August 4, 2008; (ii) 5,333,333 shares vested on August 4, 2009; and (iii) 5,333,334 shares vested on August 4, 2010.

In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

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Pursuant to an Investor Relations Consulting Agreement dated August 7, 2008, the Company engaged Hayden Communications, Inc. as an investor relations consultant and issued a total of 4,500,000 shares of the Company’s common stock to Hayden Communications, Inc. as part of its compensation package under such agreement. The Company did not receive any cash proceeds from this issuance.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

•	On December 4, 2009, the Company entered into a preferred stock purchase agreement with the Investor (the “Purchase Agreement”). Pursuant to the Purchase Agreement:

The Company agreed to sell, and the Investor agreed to purchase, in one or more Tranche, (i) up to 750 shares of Series C Preferred Stock (the “Socius Preferred Shares”) at a purchase price of $10,000 per share, for an aggregate purchase price of up to $7,500,000, and (ii) five-year warrants (“Socius Warrants”) to purchase shares of the Company’s common stock with an aggregate exercise price equal to 135% of the purchase price paid by the Investor, at an exercise price per share equal to the closing bid price of the Company’s common stock on the date the Company provides notice of such Tranche purchase. The Socius Warrants were to be issued in replacement of a five-year warrant to purchase 262,987,013 shares of common stock with an exercise price per share of $0.038 that the Company issued on December 4, 2009.

The Investor was not obligated to purchase any additional Socius Preferred Shares purchased pursuant to a Tranche (“Tranche Shares”) at the time when the total of $10,000 (the “Tranche Share Price”) multiplied the number of shares in each Tranche (the “Tranche Purchase Price”) equals a total amount of $7,500,000 (the Maximum Placement”).

The Company agreed to pay to the Investor a commitment fee of $375,000 at the earlier of the closing of the first Tranche or the six month anniversary of the Effective Date, payable at the Company’s election in cash or common stock valued at 87% of the volume weighted average price of the Company’s common stock on the five trading days preceding the payment date.

In connection with the foregoing issuance of the Preferred Shares and common stock underlying the warrants, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Commission under the Securities Act and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

On May 17, 2010, the Purchase Agreement and all such other related transaction documents were mutually terminated by the parties.  As such, the shares issued to the Investor as a commitment fee were returned to the Company and cancelled on the Company’s books.

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On May 17, 2010, we entered into an Equity Credit Agreement with Southridge, pursuant to which we may, from time to time, issue and sell to Southridge up to fifteen million dollars ($15,000,000) of our common stock. As additional consideration for the execution of the Equity Credit Agreement, we issued to Southridge 3,000,000 shares of our common stock. On August 5, 2010, we entered into an Amended and Restated Equity Credit Agreement with Southridge to amend the assignment provision in order to comply with Section 5 of the Securities Act.  The Amended and Restated Equity Credit Agreement is filed as an exhibit to this Registration Statement.

We issued these shares in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended.  These stockholders who received the securities represent that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

EXHIBITS

All reference to Registrant’s Forms 8-K, 10-KSB, 10-K, 10-QSB and 10-Q include reference to File No. 000-03125.

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of December 7, 2005 by and among the Registrant, GD MergerSub, Inc. and Aduromed (incorporated by reference to Exhibit 2.1 to Registrant’s Form 8-K, filed December 12, 2005).

2.2
Amended and Restated Agreement and Plan of Merger, dated as of January 23, 2006, by and among the Registrant, GD MergerSub, Inc., GD MergerSub II, Inc. and Aduromed (incorporated by reference to Exhibit 2 to Registrant’s Form 8-K/A, filed January 31, 2006).

2.3
Certificate of Merger of GD MergerSub II, Inc. with and into Aduromed, filed January 23, 2006 with Delaware Secretary of State (incorporated by reference to Exhibit 2 to Registrant’s Form 8K/A, filed January 31, 2006).

3.1	Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit A to Appendix I to Registrant’s Proxy Statement on Schedule 14A, filed July 24, 2000).

3.2	Registrant’s Amendment to Certificate of Incorporation dated December 12, 2005 (incorporated by reference to Exhibit 3.2 to Registrant’s Form 10-KSB, filed April 21, 2006).

3.3	Registrant’s Amendment to Certificate of Incorporation dated January 29, 2007 (incorporated by reference to Exhibit 3 to Registrant’s Form 8-K, filed January 30, 2007).

3.4	Registrant’s Amendment to Certificate of Incorporation dated April 16, 2007 (incorporated by reference to Exhibit 3 to Registrant’s Form 8-K, filed April 16, 2007).

3.5	Registrant’s Amendment to Certificate of Incorporation dated September 26, 2007 (incorporated by reference to Exhibit 3 to Registrant’s Form 8-K, filed September 26, 2007).

3.6	Registrant’s Amendment to Certificate of Incorporation dated August 4, 2008 (incorporated by reference to Exhibit 3.01 to Registrant’s Form 8-K, filed August 6, 2008).

3.7	Registrant’s Certificate of Ownership and Merger dated January 2, 2009 (incorporated by reference to Exhibit 3 to Registrant’s Form 8-K, filed January 6, 2009).

3.8	Registrant’s Amendment to Certificate of Incorporation dated April 21, 2009 (incorporated by reference to Exhibit 3 to Registrant’s Form 8-K, filed April 22, 2009).

3.9	Certificate of Designation of Series C Preferred Stock (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 4, 2009 and incorporated by reference herein).

3.10	Registrant’s Bylaws (incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed July 14, 2000).

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.04 to Registrant’s Form 8-K, filed August 6, 2008).

4.2	Warrant to Purchase Common Stock (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 4, 2009 and incorporated by reference herein).

5.1	Legal Opinion of Lucosky Brookman LLP *

10.1
Consulting Agreement dated August 4, 2008, by and between Registrant, Aduromed Corporation and Mr. Joseph Esposito (incorporated by reference to Exhibit 10.01 to Registrant’s Form 8-K, filed August 8, 2008).

10.2
Amended Employment Agreement dated August 4, 2008, by and between Registrant, Aduromed Corporation and Mr. Kevin T. Dunphy (incorporated by reference to Exhibit 10.03 to Registrant’s Form 8-K, filed September 4, 2008).

10.3
Employment Agreement dated September 2, 2008, by and between Registrant, Aduromed Corporation and Mr. Scott Grisanti (incorporated by reference to Exhibit 10.01 to Registrant’s Form 8-K, filed September 4, 2008).

10.4
Employment Agreement dated September 2, 2008, by and between Registrant, Aduromed Corporation and Mr. Damien Tanaka (incorporated by reference to Exhibit 10.01 to Registrant’s Form 8-K, filed September 4, 2008).

10.5	Stock Option Agreement dated August 4, 2008, between Registrant and Mr. Joseph Esposito (incorporated by reference to Exhibit 4.01 to Registrant’s Form 8-K, filed August 8, 2008).

10.6	Stock Option Agreement dated August 4, 2008, between Registrant and Mr. Damien R. Tanaka (incorporated by reference to Exhibit 4.02 to Registrant’s Form 8-K, filed August 8, 2008).

10.7	Stock Option Agreement dated August 4, 2008, between Registrant and Mr. Damien R. Tanaka (incorporated by reference to Exhibit 4.02 to Registrant’s Form 8-K, filed August 8, 2008).

10.8
Amended and Restated Stock Option Agreement, dated as of January 23, 2006, among Registrant, Aduromed Corporation and Damien R. Tanaka. (Incorporated by reference to Exhibit 10.6 to Registrant’s Form SB-2/A, filed August 14, 2006).

10.9
Amended and Restated Stock Option Agreement, dated as of January 23, 2006, between Registrant, Aduromed Corporation and Kevin T. Dunphy (incorporated by reference to Exhibit 10.8 to Registrant’s Form SB-2/A, filed August 14, 2006).

10.10	Stock Option Agreement dated August 4, 2008, between Registrant and Mr. Scott Grisanti (incorporated by reference to Exhibit 4.01 to Registrant’s Form 8-K, filed September 4, 2008).

10.11
Lease Agreement, dated February 3, 2006, by and between Aduromed Corporation and Cheyenne Company, LLC, relating to premises at 3 Trowbridge Drive, Bethel, CT 06801 (incorporated by reference to Exhibit 10.15 to Registrant’s Form SB-2/A, filed November 9, 2006).

10.12
Employment Agreement Amendment, dated as of May 1, 2009, by and between MedClean Technologies, Inc. and Mr. Scott Grisanti (incorporated by reference to Exhibit 10.01 to Registrant’s Form 8-K, filed May 5, 2009).

10.13
Consultant Agreement Amendment, dated as of May 1, 2009, by and between MedClean Technologies, Inc. and Mr. Joseph Esposito (incorporated by reference to Exhibit 10.02 to Registrant’s Form 8-K, filed May 5, 2009).

10.14
Employment Agreement Amendment, dated as of May 1, 2009, by and between MedClean Technologies, Inc. and Mr. Kevin Dunphy (incorporated by reference to Exhibit 10.03 to Registrant’s Form 8-K, filed May 5, 2009).

10.15
Amended and Restated Equity Credit Agreement, dated as of August 5, 2010, by and between MedClean Technologies, Inc. and Southridge Partners II (incorporated by reference to Exhibit 10.15 to Registrant’s Form S-1 Registration Statement, filed August 6, 2010).

10.16
Amended and Restated Registration Rights Agreement, dated as of August 5, 2010, by and between MedClean Technologies, Inc. and Southridge Partners II (incorporated by reference to Exhibit 10.16 to Registrant’s Form S-1 Registration Statement, filed August 6, 2010).

10.17	Master Restructuring Agreement dated July 10, 2008 (incorporated by reference to Exhibit 10.17 to Registrant’s Form S-1 Registration Statement, filed August 6, 2010).

21.1	Subsidiaries of Registrant: GD MergerSub, Inc. (Del.) – inactive

23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC*

23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1 filed herewith)

*Filed herewith

Undertakings

The Registrant hereby undertakes the following:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, but notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

For (2) determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a (3) post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

 In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Bethel, State of Connecticut on May 11, 2011.

MEDCLEAN TECHNOLOGIES, INC.

By:	/s/ David Laky
David Laky
Chief Executive Officer Principal Executive Officer

By:	/s/ Cheryl K. Sadowski
David Laky
Chief Financial Officer Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ Jay S. Bendis	Chairman	May 11, 2011
Jay S. Bendis

/s/ Joseph Esposito	Director	May 11, 2011
Joseph Esposito

/s/ David Laky	President and Chief Executive Officer	May 11, 2011
David Laky	(Principal Executive Officer)

/s/ Cheryl K. Sadowski	Treasurer and Chief Financial Officer	May 11, 2011
Cheryl Kaine Sadowski	(Principal Financial and Accounting Officer)

/s/ Scott Grisanti	Director	May 11, 2011
Scott Grisanti

/s/ Elan Gandsman	Director	May 11, 2011
Elan Gandsman